Exhibit 10.5

EXECUTION VERSION

CREDIT SUISSE SECURITIES (USA) LLC CREDIT SUISSE AG Eleven Madison Avenue New York, NY 10010	BARCLAYS 745 Seventh Avenue New York, NY 10019

CITIGROUP GLOBAL MARKETS LIMITED

388 Greenwich Street

New York, New York 10013

CITIBANK N.A., LONDON BRANCH

Citigroup Centre, Canada Square

London E145LB United Kingdom

CONFIDENTIAL

July 15, 2014

GTECH S.p.A.
Viale del Campo Boario 56/D
00154 Roma Italy

Attention:  Mr. Claudio Demolli, Treasurer

PROJECT CLEOPATRA

364-Day Senior Bridge Term Loan Credit Facility

Commitment Letter

Ladies and Gentlemen:

You have advised each of Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Barclays Bank PLC (“Barclays”) and Citigroup Global Markets Limited and Citibank N.A., London Branch (collectively, “Citi” and, together with Credit Suisse and Barclays “we”, “us”, “our” or the “Commitment Parties”) that you (following the merger into a newly formed public limited company organized under the Laws of England and Wales), directly or through one of your wholly owned subsidiaries, intend to acquire (the “Acquisition”) all of the equity interests of International Game Technology, a Nevada corporation (the “Company”) (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”)). For purposes of this Commitment Letter, Citi shall be entitled to provide the services contemplated herein through any affiliate, including Citigroup Global Markets Inc., Citibank, N.A, Citigroup USA, Inc. and Citicorp North America, Inc., as Citi shall determine to be appropriate to provide the services contemplated herein.

You have further advised us that, in connection therewith, the Borrowers will obtain the 364-day senior bridge term loan credit facility (the “Bridge Facility”) described in the Term Sheet, in an aggregate principal amount set forth below (or such lesser amount as you may elect to borrow in your sole discretion and, in all events, subject to reduction as referenced in immediately succeeding clauses (ii), (iii) and (iv)) and by Permanent Instrument Commitment Reductions (to be applied first to reduce the Acquisition Sub-Facility and thereafter on a pro rata basis to each of the Existing Company Bonds

Delayed Draw Sub-Facility, the Existing Purchaser Bonds Delayed Draw Sub-Facility and the Withdrawn Shares Sub-Facility) and comprised of:

(i)                                     a sub-facility (the “Acquisition Sub-Facility”) equal to an aggregate principal amount of $4,566,000,000, for the purpose (and only for the purpose) of funding, in part, the Acquisition Consideration, refinancing the Existing Credit Facility (as defined below) and paying fees and expenses incurred in connection with the Acquisition and the other Transactions (as defined in the Term Sheet); provided that the Acquisition Sub-Facility may be used for purposes of repaying existing indebtedness of the Company and its subsidiaries to the extent such indebtedness was used for purposes of paying the Special Dividend (as defined in Exhibit A) to the existing stockholders of the Company, to the extent that the use of proceeds of the Acquisition Sub-Facility to repay such indebtedness has a corresponding reduction (on a dollar-for-dollar basis and in accordance with the  Merger Agreement) in the amount of Acquisition Consideration payable; provided, further that the aggregate amount of the commitments for the Acquisition Sub-Facility shall be permanently reduced, in an aggregate amount not to exceed $848,000,000, by the aggregate outstanding principal amount under any revolving credit facilities available to the UK Borrower or any of its subsidiaries on the Closing Date (on a pro forma basis after giving effect to any drawing under the Acquisition Sub-Facility and the application of proceeds therefrom), including, without limitation, any refinancing or amendment and restatement of the Existing Credit Agreement or the Indiana Credit Agreement (as defined below);

(ii)                                  a sub-facility (the “Existing Company Bonds Delayed Draw Sub-Facility”) equal to an aggregate principal amount of $1,313,000,000, for the purpose (and only for the purpose) of funding an offer to repay and redeem in full the Existing Company Bonds (including paying any accrued interest and required prepayment premiums and/or required make-whole payments) put back to the Company in accordance with the applicable definitive bond documentation (or to fund a tender for the Existing Company Bonds as contemplated by the Term Sheet), respectively, therefor and, in all events, such aforementioned aggregate principal amount in this clause (ii) shall be subject to reduction, on and after each Existing Company Bonds Commitment Reduction Calculation Date, by an aggregate principal amount equal to the Existing Company Bonds Commitment Reduction Amount calculated on such Existing Company Bonds Commitment Reduction Calculation Date (it being understood and agreed that there may be one or more such reductions under this clause (ii)) (it being further understood and agreed that, at the option of the Lead Arrangers holding (or whose affiliates hold) a majority of the commitments under the Bridge Facility on the date hereof (the “Majority Lead Arrangers”) (in consultation with the Borrowers), on or prior to the Closing Date, this sub-facility of the Bridge Facility may be structured as a stand-alone facility (as opposed to a sub-facility) and the Term Sheet modified accordingly in a manner reasonably determined by the Lead Arrangers (it being further understood and agreed that (x) for purposes of, among other things, the Permanent Debt Offering or any other take-out financing and the Fee Letters such stand-alone facility shall nonetheless be treated as part of the Bridge Facility, (y) the commitments and aggregate principal amount of such sub-facility shall continue to apply unmodified with respect to such stand-alone facility and (z) all representations and warranties, covenants, events of default, conditions, interest rates and fees that would otherwise have applied to such sub-facility shall continue to apply unmodified with respect to such stand-alone facility));

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(iii)                               a sub-facility (the “Existing Purchaser Bonds Delayed Draw Sub-Facility”) equal to an aggregate principal amount of EUR 2,802,000,000, for the purpose (and only for the purpose) of funding an offer to repay and redeem or purchase in full all of the Existing Purchaser Bonds (including paying any accrued interest and required prepayment premiums and/or required make-whole payments), including by tender offer, and, in all events, such aforementioned aggregate principal amount in this clause (iii) shall be subject to reduction, on and after each Existing Purchaser Bonds Commitment Reduction Calculation Date (which, for the avoidance of doubt, may occur prior to, on or after the Closing Date), by an aggregate principal amount equal to the Existing Purchaser Bonds Commitment Reduction Amount calculated on such Existing Purchaser Bonds Commitment Reduction Calculation Date (it being understood and agreed that there may be one or more such reductions under this clause (iii)) (it being further understood and agreed that, at the option of the Majority Lead Arrangers (in consultation with the Borrowers), on or prior to the Closing Date, this sub-facility of the Bridge Facility may be structured as a stand-alone facility (as opposed to a sub-facility) and the Term Sheet modified accordingly in a manner reasonably determined by the Lead Arrangers (it being further understood and agreed that (x) for purposes of, among other things, the Permanent Debt Offering or any other take-out financing and the Fee Letters such stand-alone facility shall nonetheless be treated as part of the Bridge Facility, (y) the commitments and aggregate principal amount of such sub-facility shall continue to apply unmodified with respect to such stand-alone facility and (z) all representations and warranties, covenants, events of default, conditions, interest rates and fees that would otherwise have applied to such sub-facility shall continue to apply unmodified with respect to such stand-alone facility)); and

(iv)                              a sub-facility (the “Withdrawn Shares Sub-Facility”) equal to an aggregate principal amount of  EUR 746,000,000, for the purpose (and only for the purpose) of funding payment to Withdrawing Shareholders with respect to the Remaining Withdrawn Shares and, in all events, such aforementioned aggregate principal amount in this clause (iv) shall be subject to reduction, on and after the First Withdrawal Rights Commitment Reduction Calculation Date and the Second Withdrawal Rights Commitment Reduction Calculation Date by an aggregate principal amount equal to, respectively, the First Withdrawal Rights Commitment Reduction Amount and the Second Withdrawal Rights Commitment Reduction Amount.

The “Existing Credit Facility” means, collectively, (i) the Existing Credit Agreement and (ii) the Amended and Restated Credit Agreement, dated as of April 23, 2013, among the Company, The Royal Bank of Scotland PLC, Wells Fargo Bank, N.A., the co-documentation agents, and the other lenders party thereto, as well as the joint lead arrangers and joint book runners therefor (the “Indiana Credit Agreement”), in each case as amended, restated, modified, renewed, refunded, extended, replaced, restructured or refinanced in whole or in part from time to time.

The Acquisition Sub-Facility and the Existing Company Bonds Delayed Draw Sub-Facility shall be available in Dollars and the Existing Purchaser Bonds Delayed Draw Sub-Facility and Withdrawn Shares Sub-Facility shall be available in Euros.

1.                                      Commitments.

In connection with the foregoing, (i) CS is pleased to advise you of its commitment to provide 40% of the Bridge Facility, (ii) Barclays is pleased to advise you of its commitment to provide 30% of the Bridge Facility and (iii) Citi is pleased to advise you of its commitment to provide 30% of the Bridge

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Facility, in each case subject, in all events, to the reductions in aggregate principal referenced in clauses (ii), (iii) and (iv) of the paragraph above and as set forth in greater detail in the Term Sheet (each of the foregoing financial institutions, together with any of its designated affiliates of similar creditworthiness, an “Initial Lender” and collectively with any other financial institution that becomes an Initial Lender as set forth in Section 2 below, the “Initial Lenders”), upon the terms set forth in this commitment letter (including the Term Sheet and other attachments hereto, this “Commitment Letter”) and the conditions set forth in Section 6 of this Commitment Letter and Exhibit B.

2.                                      Titles and Roles.

It is agreed that (a) each of CS Securities, Barclays and Citi will act as a joint lead arranger (in such capacity, together with any of its designated affiliates of similar creditworthiness, the “Lead Arrangers”) and as joint bookrunners for the Bridge Facility, and (b) CS will act as sole administrative agent for the Bridge Facility (in such capacity, the “Administrative Agent”), in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter.  The Lead Arrangers and the Initial Lenders, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by them in such roles.  You agree that CS will have “left” placement in any and all marketing materials or other documentation used in connection with the Bridge Facility.  Notwithstanding the foregoing, you may appoint (in consultation with us), on or prior to the date that is 14 days after the date of this Commitment Letter, up to one additional joint lead arranger and/or joint lead book-runners, together with one or more documentation (co-documentation, as applicable) agent(s) (collectively, the “Additional Arrangers”) and may allocate up to 50% of the commitments hereunder with respect to the Bridge Facility (with Additional Arrangers to be listed to the right of the Lead Arrangers (in a manner reasonably determined by you and us) in any marketing materials) to the Additional Arrangers (or their affiliates); provided, that (w) the commitment of each Additional Arranger shall be allocated ratably to each sub-Facility, (x) the proportion of the economics for the Bridge Facility for any such Additional Arranger shall in no event exceed the economics for the Bridge Facility for any of the Lead Arrangers under the Arranger Fee Letter and, further, the economics for the Bridge Facility for any such Additional Arranger shall in no event exceed the economics for the Bridge Facility for any one individual Lead Arranger, (y) each Additional Arranger shall assume a proportion of the commitments to the Bridge Facility equal to or greater than the proportion of the economics for the Bridge Facility allocated to it under the Arranger Fee Letter, and (z) the commitment amounts of the Lead Arrangers and the Initial Lenders, as applicable, in respect of the Bridge Facility will be proportionately reduced by the amount of the commitment amount of each Additional Arranger (or its relevant affiliate), upon the execution and delivery by such Additional Arranger (and its relevant affiliate) and you of a customary joinder and novation agreement or other documentation reasonably acceptable to the Lead Arrangers (in consultation with you) (which must occur during the 14 day period referenced above); provided, that for purposes of the reduction of commitments referred to in clause (z) above, it is understood and agreed that no such reduction of commitments shall take place unless such Additional Arranger constitutes an Investment Grade Bank (as defined below).  The resulting commitments of each of the Initial Lenders and the Additional Arrangers (and their relevant affiliates) hereunder with respect to the Bridge Facility would be several and not joint. You further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letters referred to below) will be paid in connection with the Bridge Facility unless you and we shall so agree.

3.                                      Syndication.

We reserve the right, prior to and/or after the execution of definitive documentation for the Bridge Facility, to syndicate all or a portion of the Initial Lenders’ commitments with respect to the Bridge Facility to a group of banks, financial institutions and other institutional lenders (together with the Initial Lenders, the “Lenders”) identified by us in consultation with you, and you agree to provide us with

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a period of at least 30 consecutive days following the launch of the general syndication of the Bridge Facility and prior to the Closing Date to syndicate the Bridge Facility (provided that such period shall not include any day from and including August 18 through and including September 5, 2014 or from and including November 26, 2014 through and including November 30, 2014 and if such 30 consecutive day period has not commenced prior to December 22, 2014 then it will not commence prior to January 3, 2015) (such 30 consecutive date period, the “Marketing Period”).  Notwithstanding the right to syndicate the Bridge Facility and receive commitments with respect thereto, (i) no Initial Lenders shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Bridge Facility on the date of the consummation of the Acquisition with the proceeds of the funding under the Bridge Facility) in connection with any syndication or assignment of the Bridge Facility, including its commitments in respect thereof, until after the Closing Date has occurred unless such syndication or assignment is to a Permitted Assignee (as defined below) and (ii) no assignment or novation, other than to a Permitted Assignee, shall become effective with respect to all or any portion of an Initial Lender’s commitments in respect of the Bridge Facility until the Closing Date.  To the extent that any portion of the commitment of an Initial Lender hereunder with respect to the Bridge Facility is syndicated to a Lender that is a Permitted Assignee that is not an Investment Grade Bank, then such Initial Lender shall not be relieved of its obligation hereunder to fund such portion of such commitment on the Closing Date to the extent such Lender fails to fund such commitment on the Closing Date in accordance with the terms of the Bridge Facility Documentation.  Notwithstanding the foregoing, the Commitment Parties will not syndicate, participate to or otherwise assign any portion of a commitment under the Bridge Facility to those persons that are (i) identified in writing by name by you or the Company to us prior to the date hereof or (ii) competitors of you or your subsidiaries or the Company or its subsidiaries, in each case as identified in writing by name by you or the Company to us prior to the date hereof (collectively, the “Disqualified Institutions”); provided that you, upon reasonable notice to the Lead Arrangers after the date hereof and on or prior to the Closing Date, shall be permitted to supplement in writing the list of persons that are Disqualified Lenders to the extent such supplemented person is or becomes a bona fide competitor or an affiliate of a bona fide competitor of you or your subsidiaries or the Company or its subsidiaries and is not a bona fide debt fund.  We intend to commence syndication efforts promptly upon your acceptance of this Commitment Letter, and, at all times during the Syndication Period (as defined below), you agree to use commercially reasonable efforts to actively assist us (and to use commercially reasonable efforts to cause the Company and its subsidiaries to use commercially reasonable efforts to actively assist us (it being understood and agreed that the assistance of the Company and its subsidiaries shall, prior to the Closing Date, be limited to the extent that such assistance is inconsistent with the provisions of the Merger Agreement)) in completing a satisfactory syndication.  Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Company, (b) direct contact between senior management, representatives and advisors of you (and your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Company) and the proposed Lenders, (c) assistance by you (and your using commercially reasonable efforts to cause the assistance by the Company) in the preparation of a customary Confidential Information Memorandum for the Bridge Facility (the “Information Materials”), (d) assistance by you in obtaining, and your using commercially reasonable efforts to obtain as soon as practicable, both rating advisory letters and a Public Debt Rating (as defined below) from each of Standard & Poor’s Ratings Service (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) for the UK Borrower, and (e) the hosting, with the Lead Arrangers, of one meeting of prospective Lenders at reasonably requested times and locations. For purposes of this Commitment Letter, (x) “Investment Grade Ratings” shall mean each of (1) the corporate/corporate family ratings of the UK Borrower and (2) the ratings of any class of non-credit enhanced long term senior secured debt issued by the UK Borrower in each case are both (i) Baa3 (with at least a stable outlook) or better by Moody’s and (ii) BBB- (with at least a stable outlook)  or better by S&P and (y) “Public Debt Rating” means, as of any date of determination, the rating of S&P or Moody’s for each of (i) the UK Borrower’s

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corporate/corporate family credit rating and (ii) any class of non-credit enhanced long-term senior secured debt issued by the UK Borrower.

You agree, at the request of the Majority Lead Arrangers, to assist in the preparation of a version of the Information Materials to be used in connection with the syndication of the Bridge Facility, consisting exclusively of information and documentation that is either (i) publicly available (or, if applicable, contained in any prospectus or other offering memorandum related to any securities issues in connection with the Permanent Debt Financing) or (ii) not material with respect to the Borrowers, the Company or their respective subsidiaries or any of their respective securities for purposes of United States Federal securities laws or foreign securities laws (or equivalent thereof) (all such Information Materials being “Public Lender Information”). Any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”.  Before distribution of any Information Materials, you agree to execute and deliver to the Lead Arrangers, either (i) a letter in which you authorize distribution of the Information Materials to Lenders’ employees willing to receive Private Lender Information or (ii) a separate letter in which you authorize distribution of Information Materials containing solely Public Lender Information and represent that such Information Materials do not contain any Private Lender Information.  The Information Materials shall also contain customary provisions exculpating us with respect to any liability related to the use of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof and exculpate you, the Borrowers, the Company and your and their respective affiliates, and us and our affiliates, with respect to any liability related to the misuse of the contents of such Confidential Information Memorandum or any related marketing material by the recipients thereof. You further agree that each document to be disseminated by the Lead Arrangers to any Lender in connection with the Bridge Facility will, at the request of the Lead Arrangers, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents contain solely Public Lender Information (unless you notify us promptly prior to their intended distribution that any such document contains Private Lender Information): (a) drafts and final definitive documentation with respect to the Bridge Facility, including term sheets; (b) administrative materials prepared by the Commitment Parties for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda); and (c) notification of changes in the terms of the Bridge Facility.

To ensure an orderly and effective syndication of the Bridge Facility, you agree that, prior to and during the Syndication Period, you will ensure that there shall be no other issues of securities, syndicated term loans or commercial bank or other credit facilities of the Borrowers, the Company or their respective subsidiaries (or any parent company, respectively, thereof) being announced, offered, placed or arranged that could reasonably be expected to have an adverse impact in any material respect on the syndication of the Bridge Facility or the consummation of any Securities Offering (as defined in the Arranger Fee Letter (as defined below)), in each case without the prior written consent of the Majority Lead Arrangers (other than (i) the Permanent Debt Financing, (ii) local working capital facilities issued to the Company or its subsidiaries permitted under the Merger Agreement, (iii) (A) the refinancing of the Existing Credit Agreement (including any upsizing of such facility to cover working capital needs of the Company and its subsidiaries) or (B) on or after the date that is six (6) months after the date hereof, additional commitments (or sub-facilities) under the existing revolving credit agreement of the Company or additional and/or replacement credit facilities or other financings for such existing revolving credit agreement (which shall not exceed $2,000,000,000 (or such greater amount as may be reasonably agreed to in writing by the Majority Lead Arrangers) in aggregate principal amount) incurred by the Company to the extent necessary to fund the Special Dividend (pursuant to and subject to the limitations (including as to terms and amount of both the Special Dividend and such new facilities) set forth in Section 5.16(b) of the Merger Agreement), (iv) debt of the type described in clauses (b)(i) through (b)(ii) under the heading “Mandatory Prepayments and Commitment Reductions” in the Term Sheet and (v) any other financing

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agreed to in writing by the Majority Lead Arrangers).  As used herein and in the Arranger Fee Letter, “Syndication Period” shall mean the period from the date of your acceptance of this Commitment Letter until the earlier of (i) the date on which a “successful syndication” (as defined in the Arranger Fee Letter (as defined below)) is achieved and (ii) 30 days after the Closing Date.

The Lead Arrangers will manage all aspects of any syndication in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders, any naming rights and the amount and distribution of fees among the Lenders.  To assist the Lead Arrangers in their syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts, to the extent practical and appropriate, to cause the Company promptly to provide) to the Lead Arrangers all information with respect to the Borrowers, the Company and their respective subsidiaries, the Transactions and the other transactions contemplated hereby, including all financial information and projections (the “Projections”), as any of the Lead Arrangers may reasonably request in connection with the structuring, arranging and syndication of the Bridge Facility.

Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the availability of the Marketing Period, the syndication of, or receipt of commitments in respect of, the Bridge Facility and in no event shall the availability of the Marketing Period or the commencement or successful completion of syndication of the Bridge Facility constitute a condition to the availability of the Bridge Facility on the Closing Date.

4.                                      Information.

You hereby represent and covenant, but, for the avoidance of doubt, the accuracy of such representation and covenant shall not be a condition to the commitments hereunder or the availability and funding of the Bridge Facility on the Closing Date, that (with respect to Information and Projections relating to the Company and its subsidiaries, to the best of your knowledge) (a) all written and factual information (other than the Projections and information of a general economic or general industry nature) (the “Information”) that has been or will be made available to us by or on behalf of you or any of your representatives, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto), and (b) the Projections that have been or will be made available to us by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to us; it being understood that any such financial projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material. You agree that if at any time prior to the later of (i) the closing of the Bridge Facility and (ii) the end of the Syndication Period, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly (or prior to the Closing Date with respect to Information or Projections concerning the Company and its subsidiaries, you will use commercially reasonable efforts to) supplement the Information and the Projections so that (to the best of your knowledge, with respect to the Company and its subsidiaries) such representations will be correct in all material respects under those circumstances. In arranging and syndicating the Bridge Facility, we will be entitled to use and rely

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primarily on the Information and the Projections without responsibility for independent verification thereof.

5.                                      Fees.

As consideration for the Initial Lenders’ commitments hereunder, and the Lead Arrangers’ agreement to perform the services described herein, you agree to pay to us the fees set forth in this Commitment Letter and in the Fee Letter (the “Arranger Fee Letter”) and the Agent Fee Letter (the “Agent Fee Letter” and, together with the Arranger Fee Letter and any other fee letter entered into with a Lead Arranger (which shall include each fee letter delivered to you in connection with this Commitment Letter), the “Fee Letters”), each dated the date hereof and delivered herewith with respect to the Bridge Facility.

6.                                      Conditions Precedent.

The Initial Lenders’ commitments hereunder, and each of our agreements to perform the services described herein, are subject to (a) except (i) as disclosed in the Company SEC Documents (as defined in the Merger Agreement) filed prior to the date of the Merger Agreement and since September 30, 2012 (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (ii) as disclosed in the Company Disclosure Letter (as defined in the Merger Agreement), since September 28, 2013, there not having been any event, effect, development or circumstance that has had or would reasonably be expected to have,  individually or in the aggregate, a Company Material Adverse Effect (as defined below), (b) the negotiation, execution and delivery of definitive documentation with respect to the Bridge Facility consistent with the terms of this Commitment Letter or otherwise reasonably satisfactory to you and us and (c) the other conditions set forth or referred to in Exhibits A and B hereto. “Company Material Adverse Effect” shall mean any change, development, circumstance, event, occurrence or effect (each an “Effect”) that, when considered either individually or in the aggregate together with all other Effects, is materially adverse to the financial condition, business, assets or results of operations of the Company and the Company Subsidiaries (as defined in the Merger Agreement) taken as a whole; provided, however, that in no event shall any of the following Effects or any Effects resulting therefrom, in each case individually or in the aggregate with all other such Effects, be deemed to constitute, or taken into account in determining whether there has been, a “Company Material Adverse Effect”: (a) the announcement or pendency of the Merger Agreement or the transactions contemplated thereby, including any loss or threatened loss of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries (as defined in the Merger Agreement) with its customers, employees, financing sources, suppliers or business partners, in each case to the extent attributable to, arising out of or resulting from the announcement or pendency of the Merger Agreement or the transactions contemplated thereby, (b) any Effect attributable to changes in financial, economic, social or political conditions or the securities, credit or financial markets in general in the United States or other countries in which the Company or any of the Company Subsidiaries (as defined in the Merger Agreement) conduct operations or any Effect generally that is the result of factors affecting any principal industry in which the Company and the Company Subsidiaries (as defined in the Merger Agreement) operate, (c) any change in the market price or trading volume of the equity securities of the Company or of the ratings or the ratings outlook for the Company or any of the Company Subsidiaries (as defined in the Merger Agreement) by any applicable rating agency, (d) the suspension of trading in securities generally on the NYSE or the NASDAQ Stock Market, (e) any adoption, implementation, proposal or change in any applicable Law (as defined in the Merger Agreement) or GAAP (as defined in the Merger Agreement) or interpretation of any of the foregoing after the date of the Merger Agreement, (f) any action  taken by the Company or any Company Subsidiary (as defined in the Merger Agreement) that is expressly permitted or required by the Merger Agreement (other than pursuant

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to its obligation to conduct its business in all material respects in the ordinary course of business under Section 5.01(a) of the Merger Agreement) or taken or not taken at the written direction of you (subject, in each case, to the prior written consent of the Majority Lead Arrangers if such permission or requirement is at the request, consent or direction of you and such action is material and adverse to the interests of the Commitment Parties, the Initial Lenders or the Lenders), (g) the failure of the Company to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the Merger Agreement, (h)  the identity of you or Sub (as defined in the Merger Agreement) or your ability to obtain the Gaming Approvals (as defined in the Merger Agreement), (i) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism, (j) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders) arising out of the Merger Agreement or the Mergers (as defined in the Merger Agreement); or (k) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; provided, that (1) the exceptions in clauses (c) and (g) hereof shall not prevent the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (a) through (k) hereof) from constituting a Company Material Adverse Effect or being taken into account in determining whether a Company Material Adverse Effect has occurred and (2) any Effect referred to in clauses (b), (e), (i) or (k) hereof may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and the Company Subsidiaries (as defined in the Merger Agreement), taken as a whole, as compared to other participants in the principal industries in which the Company and the Company Subsidiaries (as defined in the Merger Agreement) operate.

Notwithstanding anything in this Commitment Letter, the Fee Letters or the definitive documentation for the Bridge Facility to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to availability of the Bridge Facility on the Closing Date shall be (i) such of the representations and warranties made by the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have (or a subsidiary or affiliate has) the right to terminate your (or its) obligations under the Merger Agreement or decline to consummate the Acquisition, in each case, as a result of a breach of such representations and warranties in the Merger Agreement (the “Merger Agreement Representations”), and (ii) the Specified Representations (as defined below) and (b) the terms of the definitive documentation for the Bridge Facility shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth in this Section 6 and Exhibit B are satisfied.  For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet relating to: corporate status and organization; corporate power and authority; due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Bridge Facility; the enforceability of such documentation; consummation of the Transactions to be consummated on or prior to the Closing Date in accordance with the Transaction Description (other than changes thereto that are not material and adverse to the interests of the Initial Lenders); Federal Reserve margin regulations; the PATRIOT Act (as defined below); FCPA; OFAC; the Investment Company Act; the No Conflicts Representation (as defined in Exhibit A); solvency of the Borrowers and their applicable subsidiaries on a consolidated basis; if applicable, creation, validity, perfection and priority of security interests (it being understood that (A) other than with respect to any UCC Filing Collateral, Stock Certificates or Intellectual Property (each as defined below) if, pursuant to the terms of the Term Sheet and Exhibit B hereto, security is required to be granted on the Closing Date, to the extent any Collateral is not or cannot be delivered, or a security interest therein cannot be perfected, on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of, or perfection of a security interest in, such Collateral shall not constitute a condition precedent to the availability of the Bridge Facility on the

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Closing Date, but such Collateral shall instead be required to be delivered, or a security interest therein perfected, after the Closing Date pursuant to arrangements and timing to be mutually agreed by the parties hereto acting reasonably (but in all events no later than 30 days after the Closing Date or such later date as may be reasonably agreed in writing by the Majority Lead Arrangers), (B) with respect to perfection of security interests in UCC Filing Collateral, your sole obligation shall be to deliver, or cause to be delivered, necessary UCC financing statements to the Agent and to irrevocably authorize and to cause the applicable guarantor to irrevocably authorize the Agent to file such UCC financing statements, (C) with respect to perfection of security interests in Stock Certificates, your sole obligation shall be to deliver to the Agent or its legal counsel Stock Certificates together with undated stock powers executed in blank and (D) with respect to perfection of security interests in Intellectual Property, in addition to the actions required by clause (B), your sole obligation shall be to execute and deliver, or cause to be executed and delivered, necessary intellectual property security agreements to the Agent in proper form for filing with the United States Patent and Trademark Office (the “USPTO”) and the United States Copyright Office (the “USCO”) and to irrevocably authorize, and to cause the applicable guarantor to irrevocably authorize, the Agent to file such intellectual property security agreements with the USPTO and USCO).  For purposes hereof, (1) “UCC Filing Collateral” means Collateral consisting of assets of the Company, the Borrowers and their respective subsidiaries for which a security interest can be perfected by filing a Uniform Commercial Code financing statement, (2) “Stock Certificates” means Collateral consisting of stock certificates representing capital stock of each U.S. Borrower and subsidiaries of any of the Borrowers organized under the laws of the United States (or any State or territory thereof) (each a “U.S. Entity”) owned by each U.S. Borrower or any other U.S. Entity that is a Loan Party required as Collateral pursuant to the Term Sheet and (3) “Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks and copyrights registered with the USPTO or the USCO.  This paragraph shall be referred to herein as the “Certain Funds Provision”.

7.             Required Existing Bonds Process.

To facilitate the consummation of the Transactions, you agree, on one or more dates on or after the date hereof as reasonably determined by the Majority Lead Arrangers in consultation with you, to commence a process (pursuant to procedures and documentation reasonably satisfactory to the Majority Lead Arrangers) to obtain and, in addition, to use commercially reasonable efforts (including, among other things, by you agreeing to pay (or cause to be paid) amendment and/or consent fees to be reasonably agreed between you and us prior to the launch of the applicable amendment and/or consent process and, except as otherwise agreed by you, not to exceed a fee specified in the Arranger Fee Letter to obtain, an amendment and/or consent to each of (A) your (i) €750,000,000 5.375% Guaranteed Notes due 2016, (ii)  €500,000,000 5.375% Guaranteed Notes due 2018, (iii)  €500,000,000 3.500% Guaranteed Notes due 2020 and (iv) €750,000,000 Subordinated Interest-Deferrable Capital Securities due 2066 (the “Purchaser Capital Securities”) (collectively, the “Existing Purchaser Bonds”) to permit the consummation of the Transactions (the requirements specified in this sentence with respect to the Existing Purchaser Bonds, the “Required Existing Purchaser Bond Process”) and (B) (i) the Company’s US$500,000,000  7.500% Notes due 2019, (ii) the Company’s US$300,000,000 5.500% Notes due 2020 and (iii) the Company’s US$500,000,000  5.350% Notes due 2023 (collectively, the “Existing Company Bonds” and, together with the Purchaser Existing Bonds, the “Existing Bonds”) to permit the consummation of the Transaction without undertaking any action required pursuant to the Change of Control Repurchase Event (as defined in the indentures of the Existing Company Bonds) (the requirements specified in this sentence with respect to the Existing Company Bonds, the “Required Existing Company Bond Process” and, together with the Required Existing Purchaser Bond Process, the “Required Existing Bond Process”); it being understood and agreed that no particular outcome of the Required Existing Bonds Process constitutes a condition to the availability of the Bridge Facility on the Closing Date.

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8.                                      Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of us and our respective affiliates and the officers, directors, employees, representatives, agents, advisors, controlling persons, members and successors and assigns of each of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Commitment Letter, the Fee Letters, the Transactions, the Existing Bonds, any Permanent Debt Financing, the Bridge Facility or the use or proposed use of proceeds thereof or any related transaction (any of the foregoing, an “Action”), regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective affiliates or equity holders), and to reimburse each such Indemnified Person within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable and documented out-of-pocket legal (limited to one counsel for all Indemnified Persons, taken as a whole, and, if reasonably necessary, a single local counsel to all Indemnified Persons, taken as a whole, in each relevant material jurisdiction and, solely in the case of a conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Indemnified Persons similarly situated taken as a whole) or other reasonable and documented out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses (i) to the extent resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing, (ii) to the extent arising from a material breach of the obligations of such Indemnified Person or any of its affiliates or controlling persons or any of the officers, directors, employees, partners, successors, agents, advisors or representatives of any of the foregoing under this Commitment Letter, the Fee Letters or the Bridge Facility Documentation (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) to the extent arising from any dispute solely among Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an Agent or arranger or any similar role under the Bridge Facility and other than any claims arising out of any act or omission on the part of you or your affiliates, and (b) to promptly reimburse each of us from time to time, upon presentation of a summary statement, together with supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including, but not limited to, out-of-pocket expenses of our due diligence investigation, consultants’ fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Agent identified in the Term Sheets and of a single local counsel to the Agent in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel for such affected persons in each applicable material jurisdiction), in each case, incurred in connection with the Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letters, the definitive documentation for the Bridge Facility and any ancillary documents and security arrangements in connection therewith (collectively under this clause (b), the “Expenses”); provided that, except as otherwise set forth in the Arranger Fee Letter, you shall not be required to reimburse any of the Expenses in the event the Closing Date does not occur.  Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person, nor (ii) you (or any of your subsidiaries or affiliates) or the Company, shall be liable for any indirect, special, punitive or consequential damages in connection any matter related to, or in connection with, this Commitment Letter, the Fee Letters, the Transactions, the Bridge Facility or any related transaction (in the case of clause (ii), other than in respect of any such damages required to be indemnified under this Section 8). You shall not be liable for any settlement of any Action effected without your prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with your written consent, you agree to indemnify and hold harmless each Indemnified Person in the manner set

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forth above. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested in accordance with this Commitment Letter that you reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Action, you shall be liable for any settlement of any Action effected without your written consent if (a) such settlement is entered into more than 30 days after receipt by you of such request for reimbursement and (b) you shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.  You shall not, without the prior written consent of the affected Indemnified Person, effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability with respect to claims that are the subject matter of such Action and (ii) does not include any statement as to, or any admission of, fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Person.

9.                                      Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that each Commitment Party may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise.  We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies.  You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any of us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any of us have advised or is advising you on other matters, (b) each of us, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each of us is engaged in a broad range of transactions that may involve interests that differ from your interests and that none of us has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) you waive, to the fullest extent permitted by law, any claims you may have against any of us for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of us shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.  Additionally, you acknowledge and agree that each of us is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby). You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby (including, without limitation, with respect to any consents needed in connection therewith), and we shall have no responsibility or liability to you with respect thereto.  Any review by us of either Borrower, the Company, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for our benefit and shall not be on behalf of you or any of your affiliates.

You further acknowledge that each of us is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, each of us may provide investment banking and other financial services

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to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you, the Borrowers, the Company and other companies with which you, the Borrowers or the Company may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any of us or any of our customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

10.                               Assignments; Amendments; Governing Law, Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of the Initial Lenders and the Lead Arrangers (and any attempted assignment without such consent shall be null and void) (other than (x) to one or more affiliates that are a domestic “shell” company wholly owned and controlled by you that consummates or intends to consummate the Acquisition and (y) in connection with any other assignment that occurs as a matter of law pursuant to, or otherwise substantially simultaneously with, the merger of you into the UK Borrower or pursuant to the Acquisition at the closing of the Acquisition in accordance with the Merger Agreement), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons).

Each Initial Lender may assign all or a portion of its commitment hereunder to one or more prospective Lenders (i) that are acceptable to you (such acceptance not to be unreasonably withheld, conditioned or delayed), (ii) that are, or are the lending affiliates of, any Additional Arrangers or (iii) that you have identified to us in writing on or prior to the date hereof (each, a “Permitted Assignee”), whereupon, so long as such Permitted Assignee is a commercial and/or investment bank, in each case, whose senior, unsecured, long-term indebtedness is rated at least BBB- (with at least a stable outlook) or higher and/or Baa3 (with at least a stable outlook) or higher by not less than two of S&P, Moody’s and Fitch Ratings Ltd., as applicable (any such bank, an “Investment Grade Bank”), then such Commitment Party shall be released from all or the portion of its commitment hereunder so assigned in accordance with, and subject to the limitations in, paragraph 3 of this Commitment Letter.  Any and all obligations of, and services to be provided by, a Commitment Party hereunder (including, without limitation, each Initial Lender’s commitment) may be performed and any and all rights of such Commitment Party hereunder may be exercised by or through any of their respective affiliates or branches and, in connection with such performance or exercise, such Commitment Party may exchange with such affiliates or branches information concerning you and your affiliates that may be the subject of the transactions contemplated hereby and, to the extent so employed, such affiliates and branches shall be entitled to the benefits afforded to such Commitment Party hereunder; provided that no such provision of servicing by any branch or affiliate shall relieve a Commitment Party of its obligations hereunder.  This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.  You acknowledge that information and documents relating to the Bridge Facility may be transmitted through SyndTrak, Intralinks, the internet, e-mail or similar electronic transmission systems, and that, in the absence of gross negligence or willful misconduct by the Lead Arrangers, none of us shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.  The Lead Arrangers may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional

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materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrowers and your and their affiliates (or any of them), and the amount, type and closing date of such Transactions, all at the expense of the Lead Arrangers.  This Commitment Letter and the Fee Letters supersede all prior understandings, whether written or oral, between us with respect to the Bridge Facility.  THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE PRECEDING SENTENCE AND THE GOVERNING LAW PROVISIONS OF THIS COMMITMENT LETTER AND THE FEE LETTER, IT IS UNDERSTOOD AND AGREED THAT (A) THE INTERPRETATION OF “COMPANY MATERIAL ADVERSE EFFECT” (AND WHETHER SUCH OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY MERGER AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF YOU OR YOUR APPLICABLE AFFILIATE HAS THE RIGHT TO TERMINATE YOUR OR THEIR OBLIGATION UNDER THE MERGER AGREEMENT OR TO DECLINE TO CONSUMMATE THE ACQUISITION AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AND, IN ANY CASE, CLAIMS OR DISPUTES ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF CONFLICTS OF LAWS.

11.                               Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letters or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that with respect to any suit, action or proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby and which do not involve claims against us or the Lenders, this sentence shall not override any jurisdiction or venue provisions set forth in the Merger Agreement.  Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

You irrevocably designate and appoint GTECH Corporation (the “Process Agent”) as your authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Commitment Letter or the Fee Letters that may be instituted by CS Securities or any other Indemnified Person in any Federal or state court in the State of New York.  You hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to the Process Agent with written notice of said service to you at the address above shall be effective service of process for any action, suit or proceeding brought in any such court.  You further agree to take any and all action,

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including execution and filing of any and all such documents and instruments, as may be necessary to continue the designation and appointment of the Process Agent for a period of six years from the date of this Commitment Letter.

12.                               Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTERS OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

13.                               Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letters nor any of their terms or substance, nor the activities of any of us pursuant hereto, shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing prior to such proposed disclosure, (c) this Commitment Letter may be disclosed as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission (the “SEC”) or any other national securities exchange in connection with any filings with the SEC or such exchange in connection with the Transactions, or (d) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law, regulation, compulsory legal process or as requested by a governmental authority (in which case you agree to inform us promptly thereof prior to such disclosure to the extent practicable and so long as you are lawfully permitted to do so); provided that (i) you may disclose this Commitment Letter and the contents hereof and the Fee Letter with certain terms redacted in a manner reasonably acceptable to us to the Company and its officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis, (ii) you may disclose the aggregate fee amounts (including upfront fees and original issue discount) payable under the Fee Letter as part of generic disclosure regarding sources and uses (but without disclosing any specific fees, flex or other economic terms set forth therein) in connection with any syndication of the Bridge Facility and as part of a disclosure of overall transaction fees and expenses (not limited to fees associated with the Bridge Facility) to the Company and its subsidiaries and their respective equity holders, officers, directors, employees, attorneys, accountants, agents and advisors, (iii) you may disclose the Term Sheet and the existence of this Commitment Letter to any rating agency in connection with the Transactions and (iv) you may disclose the Term Sheet and the existence of this Commitment Letter in any syndication of the Bridge Facility, or in any prospectus or offering memorandum related to any debt securities issued in lieu of the Bridge Facility, or in any proxy statement or other public filing in connection with the Permanent Debt Financing.

We will treat as confidential all confidential information provided to us by or on behalf of you hereunder; provided that nothing herein shall prevent us from disclosing any (a) any such information pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (b) any such information upon the request or demand of any regulatory authority having jurisdiction over us, (c) any such information to the extent that such information becomes publicly available other than by reason of disclosure by us in violation of this paragraph, (d) any such information to our affiliates and to our and their respective employees, legal counsel, independent auditors and other experts, advisors or agents who

15

are informed of the confidential nature of such information, (e) any such information to actual or potential assignees, participants or derivative investors in the Bridge Facility who agree to be bound by the terms of this paragraph or substantially similar confidentiality provisions, (f) any such information to the extent permitted by Section 10, (g) any such information for purposes of establishing a “due diligence” defense, (h) information independently developed by any Commitment Party, (i) information received from a third party not known by us to be in breach of its confidentiality obligations to you and (j) any such information if otherwise consented to in writing by you.

Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letters and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letters and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letters is the purported or claimed U.S. Federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of such transactions.

14.                               Surviving Provisions.

The indemnification, confidentiality, syndication (including clear market), fee and expense, jurisdiction, governing law, service of process and waiver of jury trial provisions contained herein and in the Fee Letters and the provisions of Sections 9 and 10 of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication provisions) notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder and our agreements to perform the services described herein. For the avoidance of doubt, this Commitment Letter supersedes the prior Commitment Letter, dated July 10, 2014; which prior Commitment Letter is null and void and of no legal effect.

15.                               PATRIOT Act Notification.

We hereby notify you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name, address, tax identification number and other information regarding each Borrower that will allow each of us or such Lender to identify each Borrower in accordance with the PATRIOT Act.  This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each of us and each Lender.  You hereby acknowledge and agree that we shall be permitted to share any or all such information with each other Lender.

16.                               Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than 11:59 p.m., New York City time, on July 15, 2014.  Each Initial Lender’s offer hereunder, each Commitment Party’s commitments hereunder and our agreements

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to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  This Commitment Letter will become a binding commitment of the Initial Lenders only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 16.  Thereafter, all commitments and undertakings of the Initial Lenders and the Commitment Parties hereunder will expire on the earliest of (hereinafter such earliest date, the “Outside Date”) (a) the Outside Date (as defined in, and as may be extended in accordance with, the Merger Agreement as in effect as of the date hereof (it being understood that such date shall be extended to match the business day immediately following the Outside Date as defined in the Merger Agreement (as in effect as of the date hereof) if such Outside Date is extended to a date not beyond the fifteen-month anniversary of the signing of the Merger Agreement (or, if earlier, the date of your acceptance of this Commitment Letter)), in accordance with Section 7.01(b) of the Merger Agreement (as in effect as of the date hereof), (b) the closing of the Acquisition, (c) the date that the Merger Agreement is terminated or expires, and (d) receipt by the Commitment Parties of written notice from the Borrowers of the Borrowers’ election to terminate all commitments hereunder in full.

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We are pleased to have been given the opportunity to assist you in connection with financing for the Acquisition.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Commitment Letter]

BARCLAYS BANK PLC

By:
Name:
Title:

[Signature Page to Commitment Letter]

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

CITIBANK N.A., LONDON BRANCH

By:
Name:
Title:

[Signature Page to Commitment Letter]

Accepted and agreed to
as of the date first above written:

GTECH S.p.A.

By:
	Name:	Marco Sala
	Title:	Chief Executive Officer

[Signature Page to Commitment Letter]

EXHIBIT A
to Commitment Letter

PROJECT CLEOPATRA

364-Day Senior Bridge Term Loan Credit Facility

Summary of Principal Terms and Conditions

Borrowers:

(i) A newly formed private limited company organized under the laws of England and Wales (the “UK Borrower”), surviving entity of the Holdco Merger (as defined below) and (ii) (a) GTECH Corporation, a Delaware corporation and (b) solely for the purpose of repaying indebtedness incurred by the Company to finance the Special Dividend, the Company (together with GTECH Corporation, each a “U.S. Borrower” and collectively the “U.S. Borrowers” and collectively with the UK Borrower, the “Borrowers”), on a joint and several basis provided that the U.S. Borrowers may not borrow more than an amount to be mutually agreed between the Agent and the UK Borrower (but in no event less than the indebtedness incurred by the Company to finance the Special Dividend)(for the avoidance of doubt, the Company shall  be the primary obligor with respect to its borrowings). For the avoidance of doubt, each U.S. Borrower shall guarantee the obligations of the UK Borrower, the UK Borrower shall guarantee the obligations of each U.S. Borrower and each U.S. Borrower shall guarantee the obligations of the other U.S. Borrower.

Transaction Description and Transactions:

The transaction description below represents the present intention of GTECH S.p.A (“you” or the “Purchaser”) as to the most efficient manner in which to consummate the Transactions.  The Purchaser will consummate the Transactions in accordance with the description below, subject to any changes to the transactions described below that are not material and adverse to the interests of the Initial Lenders.

Pursuant to the Merger Agreement immediately prior to the Acquisition, you intend to (and shall be required to) merge (the “Holdco Merger”) with and into the UK Borrower, with the UK Borrower as the surviving entity, and, upon consummation of the other transactions contemplated by the Merger Agreement on or prior to the Closing Date, the UK Borrower will own, directly or indirectly, all of your other subsidiaries, as well as the Company and its subsidiaries

Prior to the consummation of the Holdco Merger, you intend to (and shall be required to)  form a new subsidiary organized under the laws of Italy (“Italian Opco”) and contribute all of your assets related to the Italian businesses (including, among other assets, the Lotto concession but excluding equity interests of subsidiaries) in exchange for shares of Italian Opco. Thereafter, you intend to (and shall be required to) form an additional subsidiary organized under the laws of Italy (“Italian Holdco”) and transfer all of your equity holdings of your existing Italian subsidiaries (other than Italian Opco) in exchange for the issuance of an intercompany note in an amount to be agreed.

Immediately following the consummation of the transactions set forth in the immediately preceding paragraphs, the UK Borrower intends to (and shall be required to) acquire (the “Acquisition”) all of the equity interests of International Game Technology, a Nevada corporation (the “Company”), pursuant to an agreement and plan of merger dated July 15, 2014 among the Purchaser, GTECH Corporation, the UK Borrower, a subsidiary of the UK Borrower, and the Company (together with the annexes, attachments, schedules and exhibits thereto, the “Merger Agreement”), for a combination of cash consideration and common equity interests of the UK Borrower (collectively, the “Acquisition Consideration”), the cash portion of which such Acquisition Consideration shall be subject to reduction on a dollar-for-dollar basis to the extent the Company distributes a pre-Acquisition dividend to the Company’s shareholders in accordance with Section 5.16 of the Merger Agreement (such dividend, the “Special Dividend”).

Immediately following the consummation of the Acquisition on the Closing Date, the UK Borrower intends to (and shall be required to) extend certain intercompany note financing to the Company, in amounts to be determined, to fund the cash portion of the Acquisition Consideration to be paid to Company shareholders.  This paragraph and the foregoing paragraphs under this sub-heading entitled “Transaction Description and Transactions” are, collectively, referred to as the “Transaction Description”.

In connection with the Acquisition, the Borrowers will obtain a 364-day senior bridge term loan credit facility described below under the caption “Bridge Facility” that will be used (i) to pay the cash portion of the Acquisition Consideration and, if applicable, repay indebtedness incurred by the Company to finance the Special Dividend, (ii) subject to the outcome of the Required Existing Bond Process, to refinance, repurchase or redeem certain Existing Bonds and accrued interest thereunder, (iii) to fund payments to Withdrawing Shareholders with respect to Remaining Withdrawn Shares and (iv) to pay the premiums, fees and expenses incurred in connection with the foregoing.  It is anticipated that some or all of the Bridge Facility will be repaid and/or replaced or refinanced by the net cash proceeds from the issuance of securities (the “Notes”) or borrowings under one or more term loan credit agreements or revolving credit facilities (such term loan and/or revolving credit facilities, together with the Notes, the “Permanent Debt Financing”).  The transactions described in this paragraph (including, but not limited to, the consummation of the Bridge Facility), together with the Required Existing Bond Process, and the transactions described in the Transaction Description are, collectively, referred to herein as the

“Transactions”.

Agent:

Credit Suisse AG, acting through one or more of its branches or affiliates (“CS”), will act as sole administrative agent (collectively, in such capacities, the “Agent”) for a syndicate of banks, financial institutions and other institutional lenders (together with CS, the “Lenders”), and will perform the duties customarily associated with such roles.

Joint Bookrunners and Joint Lead Arrangers:

Each of CS Securities, Barclays Bank PLC and Citigroup Global Markets Limited will act as a joint lead arranger for the Bridge Facility (in such capacity, together with any of its designated affiliates of similar creditworthiness, the “Lead Arrangers”) and as a joint bookrunner, and will perform the duties customarily associated with such roles.

Syndication Agent:

Barclays Bank PLC and Citibank, N.A., London Branch acting through one or more of its respective branches or affiliates, will act as co-syndication agents (collectively, in such capacity, the “Syndication Agent”).

Documentation Agent:	At the option of the Lead Arrangers, one or more financial institutions identified by the Lead Arrangers and acceptable to the Borrowers (in such capacity, the “Documentation Agent”).

Bridge Facility:

A 364-day senior bridge term loan credit facility in an aggregate principal amount specified below  or such lesser amount as you may elect to borrow in your sole discretion and, in all events, subject to reduction in accordance with the remainder of this Term Sheet (the “Bridge Facility” and the loans thereunder, the “Loans” or “Bridge Loans”) and comprised of:

	(i)	the Acquisition Sub-Facility in an aggregate principal amount of $4,566,000,000;

	(ii)	the Existing Company Bonds Delayed Draw Sub-Facility in an aggregate principal amount of $1,313,000,000;

	(iii)	the Existing Purchaser Bonds Delayed Draw Sub-Facility in an aggregate principal amount of EUR 2,802,000,000; and

	(iv)	the Withdrawn Shares Sub-Facility in an aggregate principal amount of EUR 746,000,000.

The Acquisition Sub-Facility and the Existing Company Bonds Delayed Draw Sub-Facility shall be available in Dollars and the Existing Purchaser Bonds Delayed Draw Sub-Facility and Withdrawn Shares Sub-Facility shall be available in Euros.

Existing Purchaser Bonds Commitment Reduction	With respect to each amendment and/or consent contemplated by the Required Existing Purchaser Bond Process, to the extent such

Amount:

amendment and/or consent becomes effective in accordance with its terms, on the first business day following each such effectiveness date (each such date, from time to time, an “Existing Purchaser Bonds Commitment Reduction Calculation Date”), the Agent shall calculate the Existing Purchaser Bonds Commitment Reduction Amount with respect thereto.  On any applicable Existing Purchaser Bonds Commitment Reduction Calculation Date, the “Existing Purchaser Bonds Commitment Reduction Amount” shall be an amount equal to the Specified Purchaser Bonds Principal Amount (as set forth in the table below) of the applicable Existing Purchaser Bonds (i.e., the Existing Purchaser Bonds with respect to which the relevant amendment and/or consent effectiveness date has occurred):

	Existing Purchaser Bonds	Specified Purchaser Bonds Principal Amount
	€750,000,000 5.375% Guaranteed Notes due 2016	EUR	819.0 million

	€500,000,000 5.375% Guaranteed Notes due 2018	EUR	573.0 million

	€500,000,000 3.500% Guaranteed Notes due 2020	EUR	563.0 million

	€750,000,000 Subordinated Interest-Deferrable Capital Securities due 2066	EUR	847.0 million

Existing Company Bonds Commitment Reduction Amount:

In connection with the consummation of the Transactions, in the event that any put options are triggered from time to time under, and pursuant to the terms of the definitive bond documentation for any of the Existing Company Bonds, the Agent (in consultation with the Borrowers) shall determine, with respect to any such series of Existing Company Bonds, the aggregate principal amount of such Existing Company Bonds subject to such put (as calculated on the first business day after the outside calculation date for such determination, as set forth under the terms of the applicable definitive bond documentation therefor) (each such calculation date (which, for the avoidance of doubt, may be prior to, on or after the Closing Date), from time to time, a “Existing Company Bonds Commitment Reduction Calculation Date”) and, with respect thereto, the Agent shall calculate the Existing Company Bonds Commitment Reduction Amount.  On any applicable Existing Company Bonds Commitment Reduction Calculation Date contemplated by this paragraph, the “Existing Company Bonds Commitment Reduction Amount” shall be an amount equal to the Specified Company Bond Principal Amount (as set forth in the table below) of the applicable Existing Company Bonds (i.e., the Existing

Company Bonds with respect to which the relevant put process has been consummated) minus the aggregate principal amount of the applicable Existing Company Bonds tendered and repaid as part of the applicable put process:

	Existing Company Bonds	Specified Company Bonds Principal Amount
	US$500,000,000 7.500% Notes due 2019	$505.0 million

	US$300,000,000 5.500% Notes due 2020	$303.0 million

	US$500,000,000 5.350% Notes due 2023	$505.0 million

In addition, with respect to each amendment and/or consent contemplated by the Required Existing Company Bond Process, to the extent such amendment and/or consent becomes effective in accordance with its terms, on the first business day following each such effectiveness date (each such date, also an “Existing Purchaser Bonds Commitment Reduction Calculation Date” for purposes of this Commitment Letter), the Agent shall calculate the Existing Company Bonds Commitment Reduction Amount with respect thereto (as further specified in the immediately succeeding sentence).  On any applicable Existing Purchaser Company Commitment Reduction Calculation Date contemplated in this paragraph, the “Existing Company Bonds Commitment Reduction Amount” with respect thereto shall be an amount equal to the Specified Company Bonds Principal Amount (as set forth in the table above) of the applicable Existing Company Bonds (i.e., the Existing Company Bonds with respect to which the relevant amendment and/or consent effectiveness date has occurred).

Purchaser Withdrawal Rights Commitment Reduction Amount:

In connection with the consummation of the Transactions, the Borrowers acknowledge and agree that you will be required to hold a meeting of shareholders to resolve upon the Holdco Merger (the “Relevant Shareholders’ Meeting Resolution”) and with respect thereto your shareholders shall accrue rights of withdrawal pursuant to, and in accordance with, Article 2437 of the Italian Civil Code (the “Withdrawal Rights”).

(i)

On the date that is one business day (the “First Withdrawal Rights Commitment Reduction Calculation Date”) after the date that is 15 days after the date of registration in the Registry of Enterprises of the Relevant Shareholders’ Meeting Resolution (or such later date on which the last communication for the exercise of the withdrawal rights by the Withdrawing

Shareholders (as defined below) has been received by you in accordance with Article 2437-bis of the Italian Civil Code), the Agent shall calculate an amount (the “First Purchaser Withdrawal Rights Commitment Reduction Amount”) equal to  EUR 746,000,000 minus an amount calculated as follows:

		(x)	EUR 746,000,000; minus

		(y)	the aggregate number of Withdrawn Shares (as defined below) multiplied by the Withdrawal Rights Exercise Price (as defined below).

For purposes hereof, “Withdrawn Shares” shall be the shares in you of your shareholders who have elected to exercise their respective Withdrawal Rights (the “Withdrawing Shareholders”); and “Withdrawal Rights Exercise Price” shall be the price per share at which withdrawal rights can be exercised by the Withdrawing Shareholders as calculated in accordance with Article 2437-ter of the Italian Civil Code.

(ii)

Save to the extent that the aggregate principal amount of the Withdrawn Shares Sub-Facility has been reduced to zero under paragraph (i) above, on the date that is one business day (the “Second Withdrawal Rights Commitment Reduction Calculation Date”) after the earlier of (a) the date that is 180 days after the First Withdrawal Rights Commitment Reduction Calculation Date and (b) the date on which you are actually required to repurchase the Remaining Withdrawn Shares (as defined below) in accordance with Article 2437-quater of the Italian Civil Code, the Agent shall calculate an amount equal to the Withdrawal Rights Exercise Price multiplied by an amount of Withdrawn Shares equal to (x) the Withdrawn Shares minus (y) the Remaining Withdrawn Shares (as defined below) (such amount, the “Second Purchaser Withdrawal Rights Commitment Reduction Amount”); for purposes hereof, “Remaining Withdrawn Shares” shall be the Withdrawn Shares which have not been purchased by another shareholder of you or placed in the share market prior to the Second Withdrawal Rights Commitment Reduction Calculation Date in accordance with Article 2437-quater of the Italian Civil Code.

Use of Proceeds:	(i)

The proceeds of the Acquisition Sub-Facility will be used by the UK Borrower on the date of the initial borrowing under the Bridge Facility (the “Closing Date”), solely (a) to pay the Acquisition Consideration, (b) to refinance the Existing Credit Facility and (c) to pay fees and expenses incurred in connection with Acquisition and the other Transactions; provided that the Acquisition Sub-Facility may be used by the Company, as Borrower, for purposes of repaying existing indebtedness of the Company and its subsidiaries to the extent such indebtedness was used for purposes of paying the Special Dividend to the existing stockholders of the Company, to the extent that the use of proceeds of the Acquisition Sub-Facility to repay such indebtedness has a corresponding reduction (on a dollar-for-dollar basis and in accordance with the  Merger Agreement) in the amount of the cash component of the Acquisition Consideration payable; provided, further that the aggregate amount of the commitments for the Acquisition Sub-Facility shall be permanently reduced, in an aggregate amount not to exceed $848,000,000, by the aggregate outstanding principal amount under any revolving credit facilities available to the UK Borrower or any of its subsidiaries on the Closing Date (on a pro forma basis after giving effect to any drawing under the Acquisition Sub-Facility and the application of proceeds therefrom), including, without limitation, any refinancing or amendment and restatement of the Existing Credit Agreement or the Indiana Credit Agreement.

(ii)

The proceeds of the Existing Purchaser Bonds Delayed Draw Sub-Facility shall be used solely (x) to repay, redeem or repurchase on and after the Closing Date all outstanding Existing Purchaser Bonds (including any accrued interest and required prepayment premiums and/or required make-whole payments) with respect to which an effective amendment and/or consent contemplated by the Required Existing Purchaser Bond Process has not been achieved prior thereto (as reasonably determined by the Agent in consultation with the UK Borrower); provided that the portion of Existing Purchaser Bonds Delayed Draw Sub-Facility relating to the Purchaser Capital Securities (i.e., EUR 847.0 million) shall only be permitted to be so borrowed on the Closing Date and (y) on the Closing Date, to fund any tender by the Purchaser of Existing Purchaser Bonds (including any accrued interest and tender premiums (but not to exceed any required prepayment premium and make-whole amounts which would be payable if such bonds were subject to an applicable put or call (except as otherwise reasonably agreed by the Majority Lead Arrangers)).

(iii)

The Existing Company Bonds Delayed Draw Sub-Facility shall be used solely (x) on and after the Closing Date to repay, redeem or repurchase Existing Company Bonds (including any accrued interest and required prepayment premiums and/or required make-whole payments) put back to the Company, in accordance with the applicable definitive bond documentation therefor, as a result of the Transactions and (y) on the Closing Date, to fund any tender by the Company for Existing Company Bonds (including any accrued interest and tender premiums (but not to exceed any required prepayment premium and make-whole amounts which would be payable if such bonds were subject to an applicable put or call (except as otherwise reasonably agreed by the Majority Lead Arrangers)).

	(iv)	The Withdrawn Shares Sub-Facility shall be used solely to fund payments on the Closing Date by you (or the Borrowers) to Withdrawing Shareholders with respect to the Remaining Withdrawn Shares.

Availability:

The Bridge Facility (other than the Existing Company Bonds Delayed Draw Sub-Facility and the Existing Purchaser Bonds Delayed Draw Sub-Facility; provided that the portion of Existing Purchaser Bonds Delayed Draw Sub-Facility relating to the  Purchaser Capital Securities (i.e., EUR 847.0 million) shall only be permitted to be drawn on the Closing Date) must be drawn in a single drawing on the Closing Date which shall occur on or prior to the Outside Date. Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

Availability - Existing Company Bonds Delayed Draw Sub-Facility:

At any time on or after the Closing Date and prior to the earlier of (i) the redemption of the Existing Company Bonds tendered pursuant to a Change of Control Repurchase Event (as defined in the indentures of the Existing Company Bonds) on the last Change of Control Payment Date (as defined in the indentures of the Existing Company Bonds) to occur of any of the Existing Company Bonds, (ii) the date that is 150 days after consummation of the merger of US Merger Sub into the Company, which date shall be extended, if during such period any rating agency has publicly announced it is considering a possible ratings downgrade of the Existing Company Bonds and during such period has not published a new rating of the Existing Company Bonds, until such rating agency has publicly announced such rating and, if applicable, the last Change of Control Payment Date thereafter has occurred and (iii) the date the Required Existing Company Bond Process is successfully consummated (the “Delayed Draw Company Bonds Outside Date”), the Borrower may make one or more drawings under the Existing Company Bonds Delayed Draw Sub-Facility in a minimum amount of at least $1.0 million and in integral multiples of $250,000 in excess thereof, subject to satisfaction of all conditions of borrowing (as set forth below), for the purposes of funding, in whole or in part, the payment of Existing Company Bonds put back to the Company in accordance with the applicable definitive bond documentation therefor (or otherwise tendered in a tender offer by the Borrowers, the Company or any of their subsidiaries therefor in accordance with this Term Sheet) and to pay reasonable fees and expenses incurred in connection therewith.

Amounts borrowed under the Existing Company Bonds Delayed Draw Sub-Facility that are repaid or prepaid may not be reborrowed.

Once made, loans made under the Existing Company Bonds Delayed Draw Sub-Facility shall be Loans and incorporated into and treated as part of the Bridge Facility for all purposes.

Availability - Existing Purchaser Bonds Delayed Draw Sub-Facility:

At any time on or after the Closing Date and prior to the date that is 60 days after the Closing Date (the “Delayed Draw Purchaser Bonds Outside Date”), the Borrower may make one or more drawings under the Existing Purchaser Bonds Delayed Draw Sub-Facility in a minimum amount of at least $1.0 million and in integral multiples of $250,000 in excess thereof, subject to satisfaction of all conditions of borrowing (as set forth below), for the purposes of funding, in whole or in part, the redemption or purchase of Existing Purchaser Bonds with respect to which an effective amendment and/or consent contemplated by the Required Existing Purchaser Bond Process has not been achieved prior thereto (as reasonably determined by Agent in consultation with the UK Borrower) and to pay reasonable fees and expenses incurred in connection therewith.

Amounts borrowed under the Existing Purchaser Bonds Delayed Draw Sub-Facility that are repaid or prepaid may not be reborrowed.

Once made, loans made under the Existing Purchaser Bonds Delayed Draw Sub-Facility shall be Loans and incorporated into and treated as part of the Bridge Facility for all purposes.

Guarantees:

Each existing and subsequently acquired or organized subsidiary of the Borrowers will guarantee (the “Guarantees”) the Bridge Loans on a senior basis; provided that (i) upstream guarantees by subsidiaries of the UK Borrower that are not U.S. Entities (collectively, the “Non-U.S. Entities”) shall be subject to applicable financial assistance analysis and customary corporate benefit requirements (or similar requirements), (ii) the only Guarantees required to be provided on the Closing Date shall be guarantees by (subject to other provisions of this section) US. Entities, U.K. entities and Italian entities; provided, that all other guarantees will be required to be provided promptly thereafter (subject to other provisions of this section) pursuant to post-

closing arrangements reasonably satisfactory to the Majority Lead Arrangers and (iii) Guarantees will not be required of (v) solely with respect to guaranteeing the obligations of each U.S. Borrower, any subsidiary that is a “controlled foreign corporation” within the meaning of section 957 of the United States Internal Revenue Code of 1986, as amended  (a “CFC”), of to the extent making such CFC a guarantor would result in material and adverse U.S. tax consequences to the Borrowers, (w) certain subsidiaries to the extent a guarantee by any such subsidiary is not permitted by law, regulation or contract existing on the Closing Date or on the date any such subsidiary is acquired or organized (as long as, in the case of an acquisition of a subsidiary, such prohibition in respect of such contract did not arise as part of such acquisition), (x) in the case of any hedging obligations, if applicable, any subsidiary that is not an “Eligible Contract Participant” as defined in the Commodity Exchange Act, (y) any subsidiary acquired pursuant to a permitted acquisition or investment that is subject to indebtedness permitted to be assumed pursuant to the Bridge Facility definitive documentation (the “Bridge Facility Documentation”) and any restricted subsidiary thereof that guarantees such indebtedness, in each case to the extent, and so long as, such indebtedness prohibits such subsidiary from becoming a Guarantor, and (z) any subsidiary where the Agent and the Borrower agree that the cost of obtaining a guarantee by such subsidiary would be excessive in light of the practical benefit to the afforded thereby (the “Guarantors” and, together with the Borrower, the “Loan Parties”).

Collateral:

Unless, no less than fifteen (15) business days prior the Closing Date, the UK Borrower has received Investment Grade Ratings and subject to the Certain Funds Provision, the Bridge Facility and the Guarantees will be required to be secured by substantially all the assets of each Borrower and each Guarantor (provided if at any time on or prior to the Closing Date, the UK Borrower has subsequently received Investment Grade Ratings then the Collateral requirements shall not be applicable for so long as the UK Borrower maintains such Investment Grade Ratings), whether owned on the Closing Date or thereafter acquired (collectively, the “Collateral”), including but not limited to: (a) a perfected first-priority pledge of all the equity interests held by each Borrower or any Guarantor and (b) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Borrowers and each Guarantor. Notwithstanding the foregoing, the Collateral shall not include any particular asset or right under contract, if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule, regulation or contract (in existence on the Closing Date) (including any requirement thereunder to obtain the consent of any governmental or regulatory authority) (it being understood and agreed that you shall use commercially reasonable efforts to obtain such consent), other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or restriction. The Collateral shall be subject to further exceptions, including “Agreed Security Principles” with respect to Collateral outside of the United States, to be mutually agreed between the Agent and the Borrowers, and, further, shall be subject to a customary exclusion (to be reasonably agreed) with respect to the pledge of stock in any subsidiary of the Company to the extent that Rule 3-16 of Regulation S-X under the Securities Act would require (at the applicable date of determination from time to time) separate financial statements of such subsidiary to be filed with the SEC if such pledge was then in effect.

All the above-described pledges, security interests and mortgages shall be created on terms, and pursuant to documentation, satisfactory to the Lead Arrangers (including, in the case of real property in applicable jurisdictions, by customary items such as satisfactory title insurance and surveys), subject to customary and limited exceptions to be agreed upon.

To the extent applicable with respect to any series of the Existing Bonds outstanding on the Closing Date or the Existing Credit Agreement (as defined below), to the extent that, pursuant to the terms of definitive documentation therefor it is required that such applicable Existing Bonds or Existing Credit Agreement, as applicable, be granted security, on an equal and ratable basis, then such Existing Bonds and/or Existing Credit Agreement, as applicable, shall be granted equal ranking security in the Collateral (or the applicable portion thereof)  on the Closing Date (or such later date as shall be reasonably specified by the Majority Lead Arrangers, in consultation with you) pursuant to the documentation governing the security interests described above and containing (or there shall be a separate agreement containing) intercreditor provisions that are in form and substance as are customary for transactions of this type.

CAM Sharing Provisions:

To the extent requested by the Agent, the Bridge Facility Documentation shall contain customary “CAM” provisions requiring, upon the occurrence of (x) a bankruptcy or insolvency Event of Default (as defined below) with respect to any Borrower or (y) any acceleration of the Loans, then each Lender under all or certain tranches having different Borrowers shall purchase and sell undivided participating interests in the outstanding Loans and other extensions of credit under each such tranche in such amounts so that each such Lender shall share pro rata in all outstanding Loans and other extensions of credit of each Borrower under each such tranche.

Interest Rates and Fees:	As set forth on Annex I hereto.

Default Rate:	The applicable interest rate plus 2.00% per annum on amounts overdue.

Final Maturity, Amortization and Conversion:	The Bridge Facility will mature on the date that is 364 days after the Closing Date (the “Maturity Date”). There will be no scheduled amortization.

Term-Out Option:

The Borrowers shall have (A) the right to elect to extend the Maturity Date to the date that is 15 months after the Closing Date with respect to 100% of the term loans funded under the Bridge Facility (the “Term-Out Loans”), subject to (i) the provision of 30 days prior written notice of the intent to exercise such election and (ii) payment of the First Term-Out Fee (as defined in Annex I) (the option under this clause (A), the “First Term-Out Option”) and (B) if the First Term-Out Option has been affirmatively exercised in accordance with its terms, the right to elect to further extend the Maturity Date to the date that is 18 months after the Closing Date with respect to the Term-Out Loans, subject to (i) the provision of 30 days prior written notice of the intent to exercise such election and (ii) payment of the Second Term-Out Fee (as defined in Annex I)  (the option under this clause (B), the “Second Term-Out Option”).

Mandatory Prepayments and Commitment Reductions:

After the Closing Date, the aggregate loans under the Bridge Facility shall be prepaid, in each case, dollar-for-dollar, by the following amounts:

(a)     100% of the net cash proceeds of all asset sales or other dispositions of property by a Borrower and its respective restricted subsidiaries (including proceeds from the sale of the stock of any restricted subsidiary of a Borrower and insurance and condemnation proceeds) (an “Asset Sale”) in excess of $50.0 million in the aggregate, subject to exceptions (including for ordinary course asset sales) and reinvestment provisions to be agreed upon; and

(b)     100% of the net cash proceeds received by a Borrower or any restricted subsidiary of a Borrower from any incurrence of debt for borrowed money (including, without limitation, the net cash proceeds of any Permanent Debt Financing) other than (i) any intercompany debt of a Borrower or any of its wholly-owned restricted subsidiaries, (ii) any debt of a Borrower or any of its restricted subsidiaries under a revolving credit facility (in an aggregate amount and on terms and conditions (including documentation) reasonably satisfactory to the Agent) (the “Revolving Credit Facility”) and certain other indebtedness (to be agreed), and (iii) other debt for borrowed money to be agreed upon.

On or prior to the Closing Date, the aggregate commitments in respect of the Bridge Facility under the Commitment Letters shall be permanently reduced by (1) 100% of the net cash proceeds from any Permanent Debt Financing, and (2) 100% of the net cash proceeds from any issuance of equity or equity-linked securities (in a public offering or private placement) by a Borrower other than (i) any qualified equity issued pursuant to any employee stock plan or employee compensation plan in effect as of date hereof, (ii) any qualified equity issued  on the Closing Date as part of the Acquisition Consideration in accordance with the Merger Agreement and (iii) other exceptions to be agreed upon (any such commitment reductions the “Permanent Instrument Commitment Reductions” (to be applied first to the Acquisition Sub-Facility and then on a pro rata basis to each of the Existing Company Bonds Delayed Draw Sub-Facility, the Existing Purchaser Bonds Delayed Draw Sub-Facility and the Withdrawn Shares Sub-Facility)).

Change of Control Put:

In the event that the UK Borrower has Investment Grade Ratings on the Closing Date, the Bridge Facility shall be subject to a change of control put at par (on customary terms, as reasonably determined by the Lead Arrangers).

Voluntary Prepayments and Reductions in Commitments:

Voluntary reductions of the unutilized portion of the commitments under the Bridge Facility and prepayments of borrowings thereunder will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period.

Documentation Principles:

In the event that the UK Borrower has Investment Grade Ratings on the Closing Date, the representations and warranties,  affirmative and negative covenants, the financial covenant and the change of control provisions in the Bridge Facility Documentation will be modified (as reasonably determined by Credit Suisse in consultation with the UK Borrower) to be substantially similar to the representations and warranties, affirmative and negative covenants, the financial covenants and the change of control provisions set forth in the Senior Facilities Agreement of Lottomatica Group S.p.A. (now GTECH S.p.A) and GTECH Corporation (as Borrowers), dated as of December 20, 2010 (as amended on May 6, 2013) (the “Existing Credit Agreement”), as revised (in such manner as shall be reasonably determined by Credit Suisse in consultation with the UK Borrower) to take into account (i) the terms and conditions set forth herein and in the Commitment Letter, (ii) the addition of representations and warranties relating to tax matters, environmental matters and insurance, (iii) the size, businesses and business practices  of the UK Borrower and its subsidiaries (after giving effect to the Transaction), (iv) then prevailing market conditions, (v) which entities are loan parties and non-loan parties, (vi) jurisdictional and structural considerations, (vii) operational and administrative changes reasonably required by the Majority Lead Arrangers, the definitive terms of which will be negotiated in good faith and (viii) any legal and credit risks related to each of the foregoing and other risks identified by any of the Lead Arrangers in their respective reasonable judgment.

In the event that the UK Borrower does not have Investment Grade Ratings on the Closing Date, the representations and warranties,  affirmative and negative covenants, the financial covenant and the change of control provisions in the Bridge Facility Documentation will be modified (as reasonably determined by Credit Suisse in consultation with the UK Borrower) to be substantially similar to the representations and warranties, affirmative and negative covenants, the financial covenants and the change of control provisions set forth in a precedent credit agreement for a company of comparable size and credit rating reasonably specified by the Majority Lead Arrangers, subject to your approval not to be unreasonably withheld, conditioned or delayed, as revised (in such manner as shall be reasonably determined by the Majority Lead Arrangers in consultation with the UK Borrower) to take into account (i) the terms and conditions set forth herein and in the Commitment Letter, (ii) the addition of representations and warranties relating to tax matters, environmental matters and insurance, (iii) the size, businesses and business practices  of the UK Borrower and its subsidiaries (after giving effect to the Transaction), (iv) then prevailing market conditions, (v) which entities are loan parties and non-loan parties, (vi) jurisdictional and structural considerations, (vii) operational and administrative changes reasonably required by the Majority Lead Arrangers, the definitive terms of which will be negotiated in good faith and (viii) any legal and credit risks related to each of the foregoing and other risks identified by any of the Lead Arrangers in their respective reasonable judgment.

The principles set forth in this section are referred to herein as the “Documentation Principles”).

Representations and Warranties:

Subject to the Documentation Principles and the Certain Funds Provision, limited to the following: corporate status and organization; corporate power and authority;  due authorization, execution and deliver; enforceability; (x) the definitive documentation for the Bridge Facility (or for any Permanent Debt Offering) and/or the consummation  of the borrowings (and other incurrences or extensions of credit) and/or the creation, incurrence  and perfection of liens, respectively, thereunder will not require any consent or approval under, violate, conflict with or contravene, result in any breach of or any loss of any benefit under, or constitute a default, enforcement event or event of default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien (other than a permitted lien) upon any of the respective properties or assets of any of the Loan Parties, pursuant to (I) any of the organization documents of the Loan Parties, the Existing Bonds and other agreements evidencing material debt for borrowed money and material securities of any of the Loan Parties  or (II) applicable law and (y) the consummation of the Transactions will not require any consent or approval under, violate, conflict with or contravene, result in any breach of or any loss of any benefit under, or constitute a default, enforcement event or event of default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien (other than a permitted lien) upon any of the respective properties or assets of any of the Loan Parties, pursuant to  any of the organization documents of the Loan Parties, the Existing Bonds and other agreements evidencing material debt for borrowed money and material securities of any of the Loan Parties (this representation and warranty, the “No Conflicts Representation”); financial condition (including audited financial statements, interim financial statements and no material adverse change); enforceable obligations; intellectual property; absence of material undisclosed liabilities; rights to properties; litigation; no violation; ERISA, foreign pension and labor matters; Investment Company Act; tax returns and payments; compliance with laws; PATRIOT Act; OFAC; FCPA; Federal Reserve margin regulations; no default; environmental  matters; intellectual property;  solvency; disclosure and accuracy of information (including confidential information memoranda); subsidiaries; use  of proceeds; consummation of the Transactions in accordance with the Transaction Description; compliance with the Structure Memorandum and pro forma capital and corporate structure as set forth therein (in each case other than changes or modifications thereto that are not material and adverse to the interests of the Commitment Parties, the Initial Lenders or the Lenders); center of main interest and establishment; succession of, and binding obligations, upon merger; title to authorizations and concessions; financial assistance; collateral (if applicable) and intercreditor matters (if applicable), including validity, priority and perfection of security interest in the Collateral; and status as senior debt (if applicable), in each case subject to exceptions to be agreed upon.

Conditions Precedent to Initial Borrowing:

The initial borrowing under the Bridge Facility (including, for the avoidance of doubt, under each sub-facility) will be subject solely to the conditions precedent set forth in Section 6 of the Commitment Letter and Exhibit B to the Commitment Letter, together with the following conditions precedent: (i) delivery of notice of borrowing; and (ii) subject to the Certain Funds Provision, the accuracy of representations and warranties in all material respects, provided, that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein).

Conditions Precedent to Borrowings after the Closing Date:

Borrowings under the Existing Company Bonds Delayed Draw Sub-Facility and the Existing Purchaser Bonds Delayed Draw Sub-Facility after the Closing Date will be subject solely to the following conditions precedent: (i) (x) with respect to borrowings under the Existing Company Bonds Delayed Draw Sub-Facility, the Delayed Draw Company Bonds Outside Date and the date immediately following the one-year anniversary of the signing of the Merger Agreement (or, if earlier, the date of your acceptance of this Commitment Letter) or if extended pursuant to the terms of the Merger Agreement, the date that is the fifteen month anniversary of the signing of the Merger Agreement (or, if earlier, the date of your acceptance of this Commitment Letter) (such date, the “Maximum Date”), shall not have occurred (it being understood that borrowings may be made at any time on or before the earlier of the Delayed Draw Company Bonds Outside Date and the Maximum Date, subject to mandatory prepayment to the extent that outstanding borrowings in respect of the Existing Company Bonds Delayed Draw Sub-Facility exceed the initial commitment amount in respect of this sub-facility minus any Existing Company Bonds Commitment Reduction Amounts) and (y) with respect to borrowings under the Existing Purchaser Bonds Delayed Draw Sub-Facility, the Delayed Draw Purchaser Bonds Outside Date and the Maximum Date shall not have occurred (it being understood that borrowings may be made at any time on or before the earlier of the Delayed Draw Purchaser Bonds Outside Date and the Maximum Date, subject to mandatory prepayment to the extent that outstanding borrowings in respect of the Existing Purchaser Bonds Delayed Draw Sub-Facility exceed the initial commitment amount in respect of this sub-facility minus any Existing Purchaser Bonds Commitment Reduction Amounts); (ii) delivery of notice of borrowing; (iii) accuracy of representations and warranties in all material respects, provided, that any representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein); and (iv) the absence of any payment or bankruptcy (or insolvency) events of default at the time of, or after giving effect to the making of, such borrowing. For the avoidance of doubt, no portion of the Bridge

Facility (other than the Existing Company Bonds Delayed Draw Sub-Facility and the Existing Purchaser Bonds Delayed Draw Sub-Facility) may be borrowed after the Closing Date.

Affirmative Covenants:

Subject to the Documentation Principles, limited to: delivery of information (including, annual consolidated financial statements, quarterly consolidated financial statements, MD&A, officers’ certificates, securities laws filings, PATRIOT Act information, and other financial information); delivery of notice of notices of default and of material events (including changes in Public Debt Ratings (or any component thereof) and material events with respect to litigation, ERISA events, foreign pension  and labor matters and matters that could reasonably be expected to have a material adverse change); maintenance of property; maintenance of Public Debt Ratings (including each component rating referenced in the definition thereof); maintenance of insurance; maintenance of existence; compliance with laws (including PATRIOT Act, OFAC, FCPA, ERISA, foreign pension laws, labor laws and margin regulations), authorizations and concessions; inspection of books and records; environmental matters; payment of taxes and certain other material obligations; further assurances, including with respect  to collateral matters (if applicable); Required Existing Bonds Process (including deregistration of each series of the Existing Company Bonds) and obligation to exercise call rights with respect to the Existing Purchaser Bonds (to the extent an effective amendment and/or consent is not achieved, as reasonably determined by the Majority Lead Arrangers); transaction steps as indicated in, collectively, (x)  the Jones Day ‘Project Cleopatra Detailed Step Plan’ structure slides dated July 15, 2014 (version 7.15.1), (y) the Clifford Chance ‘Financing Considerations” slide deck dated June 27, 2014 and (z) the Clifford Chance ‘Financing Considerations: Annex’ slide deck dated July 10, 2014  (collectively, the “Structure Memorandum”); and securities demand and cooperation, in each case subject to exceptions to be agreed upon.

Negative Covenants:

Subject to the Documentation Principles, limited to: limitations on liens and sale-leaseback transactions; limitations on mergers, consolidations or other fundamental changes; limitations on asset sales and other dispositions; limitations on restrictive agreements; limitations on debt (but permitting, inter alia, the Existing Credit Agreement and any refinancing thereof, including an upsizing thereof in an amount to be mutually agreed), guarantees and hedging obligations; limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments; limitations on investments in non-wholly owned entities and acquisitions of entities or business units; limitations on transactions with affiliates; amendments or waivers of certain agreements; limitations on prepayments, redemptions and repurchases of debt (other than any prepayments of the Bridge

Facility with any Permanent Debt Financing and other exceptions to be agreed); limitations on changes to fiscal year, tax status, and accounting matters; no segregation of assets; limitations on conduct of business; in each case subject to exceptions to be agreed upon.

Financial Covenant:

Limited to: a maximum consolidated total leverage ratio, (i) with the definitions to be agreed upon, (ii) set at a level of 5.50:1.00 (to be proportionally reduced by (x) commitment reductions under the Withdrawn Shares Sub-Facility and (y) commitment reductions under the Acquisition Sub-Facility, the Existing Company Bonds Delayed Draw Sub-Facility and Existing Purchaser Bonds Delayed Draw Sub-Facility to the extent that such commitment reduction is made using, on a dollar-for-dollar basis, internally generated funds of the UK Borrower and its subsidiaries) and (iii) with accounting terms to be interpreted, and all accounting determinations and computations to be defined in a mutually agreeable manner in the Bridge Facility Documentation, and, where not so defined, in accordance with generally accepted accounting principles applicable to the UK Borrower. The foregoing financial covenant will be tested quarterly with respect to the Borrowers and their respective restricted subsidiaries on a consolidated basis, with the first covenant test to commence with the first full fiscal quarter ending after the Closing Date

Unrestricted Subsidiary:

On the Closing Date, subject to limitations and conditions to be agreed, the Borrowers may designate one or more subsidiaries as an “unrestricted subsidiary”.  Thereafter, the Borrowers will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary so long as the fair market value of such subsidiary at the time it is designated as an “unrestricted subsidiary” shall be treated as an investment by such Borrower at such time and subject to other limitations and conditions to be agreed.  Unrestricted subsidiaries will not, subject to certain exceptions, be subject to the representation and warranties, affirmative or negative covenant or event of default provisions of the documentation.

Events of Default:

Limited to the following (subject, where appropriate, to thresholds and grace periods to be agreed upon):  nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; subject to the Documentation Principles, cross event of default and cross acceleration; bankruptcy or insolvency; material judgments; ERISA and foreign pension and labor events; environmental matters; actual or asserted invalidity of Guarantees, security documents (if applicable) or intercreditor agreements; termination of authorizations or concessions or certain material contracts related thereto; and (in the event that the UK Borrower does not have Investment Grade Ratings on the Closing Date) change of control; in each case subject to exceptions to be agreed upon.

Voting:

Amendments and waivers of the definitive credit documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Bridge Facility (with certain amendments and waivers also requiring class votes), except that the consent of (a) each affected Lender shall be required with respect to (i) increases in the commitment of such Lender, (ii) reductions or forgiveness of principal, interest or fees payable to such Lender, (iii) extensions  of the Maturity Date or of the date for payment to such Lender of any interest or fees and (iv) changes that impose any additional restriction on such Lender’s ability to assign any of its rights or obligations and (b) each Lender shall be required with respect to (i) modifications to certain provisions requiring the pro rata treatment of Lenders, (ii) modification to voting requirements or percentages, and (iii) releases of all or substantially all of the value of the Guarantees or, if applicable, the Collateral. The definitive documentation for the Bridge Facility shall include customary defaulting lender provisions.

Cost and Yield Protection:	Usual for facilities and transactions of this type, including customary tax gross-up provisions.

Assignments and Participations:

Prior to the Closing Date, the Lenders will be permitted to assign (other than to a Disqualified Institution) commitments under the Bridge Facility with the consent of the Borrowers (unless a Demand Failure (as defined in the Arranger Fee Letter) has occurred), not to be unreasonably withheld, conditioned or delayed; provided that such consent of the Borrowers (x) shall not be required (i) if such assignment is made to another Lender under the Bridge Facility or an affiliate or approved fund of any such Lender, (ii) if such assignment is made to a Permitted Assignee or (iii) after the occurrence and during the continuance of an event of default and (y) shall be deemed to have been given if the Borrowers have not responded within five business days of a request for such consent.  From the Closing Date, the Lenders will be permitted to assign loans under the Bridge Facility without the consent of the Borrowers.  Each assignment will be in an amount of an integral multiple of $1,000,000.  Assignments will be by novation.

The Lenders will be permitted to sell participations in loans and commitments without restriction (other than to a Disqualified Institution but only if the then current list of all such Disqualified Lenders shall have been published to all Lenders), and subject to customary provisions related to a participant’s ability to get the benefit of tax gross up provisions.  Voting rights of participants shall be limited to matters in respect of (a) increases in commitments of such participant, (b) reductions of principal, interest or fees payable to such participant, (c) extensions of final maturity of the loans or commitments in which such participant participates and (d) releases of all or substantially all of the value of the Guarantees or, if applicable, the Collateral.

Expenses and Indemnification:

The Borrower shall promptly (a) reimburse the Agent and each Lead Arranger from time to time, upon presentation of a summary statement, together with supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including, but not limited to, out-of-pocket expenses of due diligence investigations, consultants’ fees, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel to the Agent and of a single local counsel to the Agent in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel for such affected persons in each applicable material jurisdiction), in each case, incurred in connection with the Bridge Facility and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letters, the definitive documentation for the Bridge Facility and any ancillary documents and security arrangements in connection therewith, (b) pay all reasonable, out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel and of a single local counsel to the Agent in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel for such affected persons in each applicable material jurisdiction) of the Lead Arrangers, each Additional Arranger, the Agent, the Syndication Agent and the Documentation Agent in connection with the syndication of the Bridge Facility, the preparation and administration of the definitive documentation, and amendments, modifications and waivers thereto, and matters reasonably related or incidental thereto and (c) pay all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of counsel and of a single local counsel to the Agent in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel for such affected persons in each applicable material jurisdiction) of the Lead Arranger, each Additional Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders for enforcement costs and documentary taxes associated with the Bridge Facility, the Commitment Letter and the Fee Letters (including the transactions contemplated herein and, respectively, therein) and matters reasonably related or incidental thereto.

The Loan Parties will indemnify each Lead Arranger, each Additional Arranger, the Agent, the Syndication Agent, the Documentation Agent, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all reasonable and documented out of pocket costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower, the Company or any of their respective affiliates or equity holders) that relates to, or connected with, the Transactions (including the financing contemplated hereby and in the Fee Letters), the Acquisition or any transactions in connection therewith, or matters reasonably related or incidental thereto; provided no Indemnified Person will be indemnified for its gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable decision or for any dispute that is solely among Indemnified Persons and does not involve any act or omission by any Loan Party (other than a dispute involving claims against the Agent or a Lead Arranger in its capacity as such); provided, further, that no Indemnified Person or Loan Party shall be liable for any indirect, special, punitive or consequential damages (in the case of a Loan Party, other than in respect of any such damages required to be indemnified under this Indemnification section).

Governing Law and Forum:	New York.

Counsel to Agent:	Shearman & Sterling LLP.

Annex 1 to Exhibit A
to Commitment Letter

Interest Rates:

The interest rates under the Bridge Facility will be, at the option of the Borrower, Adjusted LIBOR plus the Applicable Adjusted LIBOR Margin (as defined below) or ABR plus the Applicable ABR Margin (as defined below); provided, however, that the interest rate for any advances made in Euros shall be Adjusted LIBOR (for Euros) plus the Applicable Adjusted LIBOR Margin.

The Borrowers may elect interest periods of 1, 3 or 6 months for Adjusted LIBOR borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on CS’ Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months.

ABR is the Alternate Base Rate, which is the highest of (a) CS’ Prime Rate, (b) the Federal Funds Effective Rate plus ½ of 1.00%, and (c) Adjusted LIBOR (for Dollars) for a one-month interest period, plus 1.00%.

Adjusted LIBOR will at all times include statutory reserves, and shall be deemed to be not less than 1.00%.

Pricing Definitions:

For the purposes hereof, the terms “Applicable Adjusted LIBOR Margin” shall mean a rate per annum set forth on Schedule A-I attached hereto under the column heading entitled “Applicable Adjusted LIBOR Margin” based on the Public Debt Rating (as defined in the Arranger Fee Letter) (provided that if a Demand Failure occurs, such percentage shall increase to the Blended Weighted Average Cap (as defined in the Arranger Fee Letter)) and “Applicable ABR Margin” shall mean a rate per annum set forth on Schedule A-I attached hereto under the column heading entitled “Applicable Adjusted ABR Margin” based on the Public Debt Rating (provided that if a Demand Failure occurs, such percentage shall increase to a percentage equal to the Blended Weighted Average Cap minus 1.00%).

Annex I-1

Duration Fees:

The Borrowers will pay non-refundable fees (the “Duration Fees”), for the ratable benefit of the Lenders, in an amount equal to: (i) 0.50% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 90 days after the Closing Date, due and payable in cash on such 90th day (or if such day is not a business day, the next business day); (ii) 0.75% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 180 days after the Closing Date, due and payable in cash on such 180th day (or if such day is not a business day, the next business day); and (iii) 1.00% of the aggregate principal amount of the loans and commitments under the Bridge Facility outstanding on the date which is 270 days after the Closing Date, due and payable in cash on such 270th day (or if such day is not a business day, the next business day).

Term-Out Fees:

The Borrowers will pay (x) with respect to the First Term-Out Option, a fee in an amount equal to 1.25% of the Term-Out Loans (the “First Term-Out Fee”) and (y) with respect to the Second Term-Out Option, a fee in an amount equal to 1.50% of the Term-Out Loans (the “Second Term-Out Fee” and, together with the First Term-Out Fee, the “Term-Out Fees”).  The Term-Out Fees will be due and payable on the earlier to occur of (i) with respect to the First Term-Out Option, the date that is 364 days after the Closing Date and (y) with respect to the Second Term-Out Option, the date that is 454 days after the Closing Date.

Delayed Draw Commitment Fee - Existing Company Bonds Delayed Draw Sub-Facility:

The Borrowers will pay a non-refundable delayed draw commitment fee (the “Delayed Draw Company Bonds Commitment Fee”), for the ratable benefit of the Lenders with commitments under the Existing Company Bonds Delayed Draw Sub-Facility, in an amount equal to the Applicable Adjusted LIBOR Margin (for 1 month borrowing periods) on the average daily unused portion of the Existing Company Bonds Delayed Draw Sub-Facility, payable monthly in arrears and on the Delayed Draw Outside Date.

Delayed Draw Commitment Fee - Existing Purchaser Bonds Delayed Draw Sub-Facility:

The Borrowers will pay a non-refundable delayed draw commitment fee (the “Delayed Draw Purchaser Bonds Commitment Fee” and, together with the Delayed Draw Company Bonds Commitment Fee, the “Delayed Draw Commitment Fees”), for the ratable benefit of the Lenders with commitments under the Existing Purchaser Bonds Delayed Draw Sub-Facility, in an amount equal to the Applicable Adjusted LIBOR Margin (for 1 month borrowing periods) on the average daily unused portion of the Existing Purchaser Bonds Delayed

Annex I-2

Draw Sub-Facility, payable monthly in arrears and on the Delayed Draw Outside Date.

Annex I-3

Schedule A-I
to Exhibit A to Commitment Letter

PUBLIC DEBT RATINGS BASED
APPLICABLE MARGIN PRICING GRID

Public Debt Rating(1)	Applicable Adjusted LIBOR Margin*	Applicable ABR Margin*
Level 1: BBB- (with at least a stable outlook) or higher and Baa3 (with at least a stable outlook) or higher	1.70%	0.70%
Level 2: If Level 1 does not apply, BB+ (with at least a stable outlook) or higher and Ba1 (with at least a stable outlook) or higher	2.00%	1.00%
Level 3: If Levels 1 and 2 do not apply, (x) BB (with at least a stable outlook) or higher and Ba2 or higher	2.25%	1.25%
Level 4: If Levels 1, 2 and 3 do not apply	2.75%	1.75%

If either or both of S&P or Moody’s shall fail to provide any rating required to determine any component of the definition of Public Debt Rating, then Level 4 shall apply.

* In addition, each of the Applicable Adjusted LIBOR Margin and Applicable ABR Margin will increase by 25 basis points on each of the 90th, 180th, 270th, 365th, 455th and 545th day after the Closing Date (the “Margin Step-Ups”).

(1)           The Public Debt Rating in effect at any date is that in effect at the close of business on such date (or, if not a business day, the Public Debt Rating effect at the close of business on the immediately preceding business day).

Annex I-4

EXHIBIT B

to Commitment Letter

PROJECT CLEOPATRA

364-Day Senior Bridge Term Loan Credit Facility

Summary of Additional Conditions Precedent

The initial borrowings under the Bridge Facility shall be subject to the following additional conditions precedent:

1.             The Acquisition and the other Transactions shall be consummated simultaneously with the closing under the Bridge Facility in accordance with the Merger Agreement; the Merger Agreement shall not have been amended or modified, and no condition shall have been waived or consent granted by the UK Borrower, in each case in a manner that is material and adverse to the Lenders and Lead Arrangers without the Lead Arrangers’ prior written consent (such consent not to be unreasonably withheld or delayed), it being understood and agreed that (i) any increase or decrease in the Acquisition Consideration unless (x) in the case of an increase in the Acquisition Consideration, such increase is funded, directly or indirectly, exclusively by the issuance of additional equity or cash on hand or (y) in the case of a decrease in the Acquisition Consideration, the reduction is in the aggregate less than 15% of the Acquisition Consideration contemplated as of the date of the Commitment Letter and there is a concurrent reduction in the aggregate principal amount of the commitments under the Bridge Facility (and as applied to reduce the Acquisition Sub-Facility) in an amount equal to such reduction, and (ii) any extension of the date for consummation of the Acquisition, except as contemplated by the Merger Agreement on the date hereof, in each case shall be deemed to be material and adverse to the Lenders.

2.             After giving effect to the Transactions and the other transactions contemplated hereby, the Borrowers and their respective Subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Bridge Facility, (b) the Permanent Debt Financing, (c) the Existing Purchaser Bonds and the Existing Company Bonds, in each case, to the extent outstanding immediately prior to the Closing Date, (d) the Existing Credit Agreement and (e) other limited indebtedness to be agreed upon.

3.             The Lead Arrangers shall have received (a) (x) IFRS audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of you and your subsidiaries and (y) U.S. GAAP audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries, in each case for the three most recent fiscal years ended at least 90 days prior to the Closing Date and (b) (x) IFRS unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, shareholders’ equity and cash flows of you and your subsidiaries and (y) U.S. GAAP unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries, in each case for each subsequent fiscal quarter (other than any fourth fiscal quarter) ended at least 45 days before the Closing Date.

4.             The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the UK Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered pursuant to paragraph 3 above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

5.             The Agent shall have received customary legal opinions, corporate organizational documents, good standing certificates, resolutions and other customary closing certificates and other similar customary deliverables.

B-1

6.             The Agent shall have received a certificate from the chief financial officer of the UK Borrower in form reasonably satisfactory to the Agent certifying that the UK Borrower and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.  It is understood and agreed that the solvency certificate in the form attached hereto on Schedule I shall be deemed to be in a form reasonably satisfactory to the Agent.

7.             The Lead Arrangers, each Additional Arranger, the Agent, the Syndication Agent, the Documentation Agent and the Lenders shall have received all fees and expenses invoiced prior to the Closing Date required to be paid on or prior to the Closing Date.

8.             The Lead Arrangers shall have received, at least three business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent that such information is requested by any Lead Arranger, any Additional Arranger, the Agent, the Syndication Agent, any Documentation Agent or any Lender at least ten days prior to the Closing Date.

9.             One or more investment banks reasonably satisfactory to the Lead Arrangers (collectively, the “Investment Bank”) shall have been engaged to publicly sell or privately place the Permanent Debt Financing, and the Lead Arrangers and the Investment Bank each shall have received no later than the earlier of (i) 270 days from the date hereof and (ii) 15 business days prior to issuance of the Permanent Debt Financing, a complete printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary “road show” relating to the Permanent Debt Financing, which contains all financial statements and other data to be included therein (it being understood that a “Description of Notes” or similar section and other sections exclusively customarily provided by the Investment Bank shall not necessarily be included therein) (including all audited financial statements, all unaudited financial statements (which shall have been reviewed by the independent accountants for the Borrowers and the Company, as applicable, as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722) and all appropriate pro forma financial statements, in each case, required by, prepared in accordance with, or reconciled to, IFRS (as adopted by the International Accounting Standards Board) or generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, except for (only in the case of a securities offering that is not registered under the Securities Act) the omission of consolidating footnotes pursuant to 3-10 of Regulation S-X or separate financial statements pursuant to 3-16 of Regulation S-X), and such other data (including selected financial data) that the Securities and Exchange Commission would require in a registered offering of the Permanent Debt Financing or that would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with the offering of the Securities and the Borrowers and the Company shall have used commercially reasonable efforts to cause their respective independent accountants (and any predecessor accountant or acquired company accountant to the extent financial statements of the Borrowers or the Company or any acquired company audited or reviewed by such accountants are or would be included in any Offering Document) to issue to the Investment Bank a customary comfort letter (which shall provide “negative assurance” comfort), which may be in draft form if any such Permanent Debt Financing are then proposed to be issued but have not been issued.

B-2

SCHEDULE I
to Commitment Letter

Form of Solvency Certificate

[See following page]

Schedule I-1

SOLVENCY CERTIFICATE
OF
THE UK BORROWER AND ITS SUBSIDIARIES

[   ], 201[   ]

This Solvency Certificate (the “Certificate”) of [           ], a public limited company organized under the laws of England and Wales (the “Borrower”), and its Subsidiaries is delivered pursuant to Section [   ] of the 364-Day Credit Agreement dated as of [   ] 201[   ] (the “Credit Agreement”) by and among the Borrower, the U.S. Borrowers (as defined therein), the Lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent, [   ], as Documentation Agent, [   ], as Syndication Agent.

Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.(2)

I, [       ], the duly elected, qualified and acting chief financial officer of the Borrower, DO HEREBY CERTIFY in my capacity as an officer of the Borrower, as follows:

1.             I have carefully reviewed the Credit Agreement and the other [Loan Documents] referred to therein (collectively, the “Transaction Documents”) and such other documents as I have deemed relevant and the contents of this Certificate and, in connection herewith, have made such investigation, as I have deemed necessary therefor.  Furthermore, I confirm and acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.

2.             As of the date hereof, before and after giving effect to the Transactions, the amount of “present fair saleable value” of the assets of the Borrowers and their respective Subsidiaries, on a consolidated basis, exceeds the amount of all “liabilities of each Borrower and its subsidiaries, contingent or otherwise,” at a fair valuation, as such quoted terms are determined in accordance with applicable federal and state laws governing determination of the insolvency of debtors.

3.             As of the date hereof, before and after giving effect to the Transactions, the “present fair saleable value” of the assets of the Borrowers and their respective Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the liabilities (including contingent liabilities) of the Borrowers and their respective Subsidiaries as they become absolute and matured.

4.             As of the date hereof, before and after giving effect to the Transactions, the Borrowers and their respective Subsidiaries, on a consolidated basis, are solvent and are able to pay their debts as they mature.

5.             The Borrowers and their respective Subsidiaries, on a consolidated basis, do not now and will not have an unreasonably small amount of capital with which to conduct its business.

For purposes of the foregoing, (i) “debt” means liability on a “claim” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right

(2)           Note:  Description to be modified to reflect the description of the final Credit Agreement.  Defined terms used herein shall also be modified to reflect the defined terms used in the final Credit Agreement.

to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name:
Title: Chief Financial Officer

CREDIT SUISSE SECURITIES (USA) LLC	BARCLAYS
CREDIT SUISSE AG	745 Seventh Avenue
Eleven Madison Avenue	New York, NY 10019
New York, NY 10010

CITIGROUP GLOBAL MARKETS LIMITED

388 Greenwich Street

New York, New York 10013

CITIBANK N.A., LONDON BRANCH

Citigroup Centre, Canada Square

London E145LB United Kingdom

CONFIDENTIAL

November 21, 2014

GTECH S.p.A.
Viale del Campo Boario 56/D
00154 Roma Italy

Georgia Worldwide PLC
70 Chancery Lane
London WC2A 1AF
England

Attention:  Mr. Claudio Demolli, Treasurer

First Amendment to Commitment Letter, Arranger Fee Letter and Engagement Letter

PROJECT CLEOPATRA

Ladies and Gentlemen:

Reference is made to (i) the commitment letter dated July 15, 2014 (including the exhibits and other attachments thereto, the “Commitment Letter”) among Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Limited, Citibank N.A., London Branch (collectively, “Citi”, and together with Credit Suisse and Barclays, collectively referred to herein as “we”, “us”, “our” or the “Commitment Parties”) and GTECH S.p.A. (“GTECH” or “you”), (ii) the fee letter dated July 15, 2014 (the “Arranger Fee Letter”) among Credit Suisse, Barclays, Citi and you, and (iii) the engagement letter dated July 15, 2014 (the “Engagement Letter” and together with the Commitment Letter and the Arranger Fee Letter, the “Letters”) among CS Securities, Barclays Capital Inc., Citigroup Global Markets Limited and you.  Terms used but not defined in this letter agreement (this “First Amendment”) shall have the meanings assigned thereto in the Commitment Letter.

WHEREAS, you have informed us that:

(i)            you and GTECH Corporation have consummated on November 4, 2014, pursuant to that certain Senior Facilities Agreement, dated November 4, 2014, between you, GTECH Corporation, the Original Guarantors (as defined therein), JP Morgan Limited and Mediobanca —Banca Di Credito Finanziario S.P.A., as Global Coordinators (as defined therein), Bookrunners and Mandated Lead Arrangers, the other Bookrunners and Mandated Lead Arrangers (as defined therein), the Mandated Lead Arrangers (as defined therein), the Arrangers (as defined therein), the Original Lenders (as defined therein), the Agent (as defined therein), the Issuing Agent (as defined therein), the Swingline Agent (as defined therein), and the Original US Dollar Swingline Lenders (as defined therein), the refinancing of the Existing Credit Agreement with a replacement revolving credit facility having a maximum aggregate principal amount that does not exceed the sum of €850,000,000 and US$1,500,000,000 (the “New RCF”) and, consequently, you hereby request the termination of the portion of the commitment under the Acquisition Sub-Facility relating to the New RCF, which for the avoidance of doubt would result in a commitment reduction of $848,000,000 thereunder;

(ii)           you intend to repurchase, in full and not in part but otherwise in accordance with the terms thereof and prior to the Closing Date, your €750,000,000 5.375% Guaranteed Notes due 2016 (the “2016 Notes”) with funds available to you from either cash on hand and/or borrowings under the New RCF and, consequently, you hereby request the termination of the portion of the commitment under the Existing Purchaser Bonds Delayed Draw Sub-Facility otherwise allocable to funding the repurchase of the 2016 Notes, which for the avoidance of doubt would result in a commitment reduction of €819,000,000 thereunder; and

(iii)          in lieu of utilizing the Acquisition Sub-Facility, you intend to consummate the equity transactions on the Closing Date relating to the purchase of stock options and/or restricted stock units of management and other existing equity holders of the Company with funds available to you from either cash on hand and/or borrowings under the New RCF and, consequently, you hereby request the termination of the the portion of the commitment under the Acquisition Sub-Facility otherwise allocable to funding such purchases, which for the avoidance of doubt would result in a commitment reduction of $131,000,000 thereunder.

In addition to the foregoing, you have advised us that Georgia Worldwide PLC, a public limited company organized under the laws of England and Wales, has been formed as the UK Borrower referred to in the Letters and desires to be a joint and several obligor with you for the purposes of all fee and expense obligations provided for in the Letters, in addition to (and not in lieu of) any obligations the UK Borrower may ultimately accede to as a consequence of the Holdco Merger.

Amendment to Commitment Letter

Pursuant to Section 10 of the Commitment Letter, the Commitment Letter is hereby amended as follows:

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(i)                                     (A) clause (i) of the second paragraph is hereby deleted in its entirety and in lieu thereof the following new clause (i) inserted: “(i) a sub-facility (the “Acquisition Sub-Facility”) equal to an aggregate principal amount of $3,587,000,000, for the purpose (and only for the purpose) of funding, in part, the Acquisition Consideration, refinancing the Existing Credit Facility (as defined below) and paying fees and expenses incurred in connection with the Acquisition and the other Transactions (as defined in the Term Sheet); provided that the Acquisition Sub-Facility may be used for purposes of repaying existing indebtedness of the Company and its subsidiaries to the extent such indebtedness was used for purposes of paying the Special Dividend (as defined in Exhibit A) to the existing stockholders of the Company, to the extent that the use of proceeds of the Acquisition Sub-Facility to repay such indebtedness has a corresponding reduction (on a dollar-for-dollar basis and in accordance with the Merger Agreement) in the amount of Acquisition Consideration payable;” (B) clause (i) under the sub-heading entitled “Bridge Facility” in Exhibit A is hereby amended by deleting the text “$4,566,000,000” and in lieu thereof inserting the text “$3,587,000,000” and (C) clause (i) under the sub-heading entitled “Use of Proceeds” in Exhibit A is hereby amended by deleting the text appearing after “cash component of the Acquisition Consideration payable” and inserting in lieu thereof “.”.

(ii)                                  (A) clause (iii) of the second paragraph is hereby amended by deleting the text “EUR 2,802,000,000” and in lieu thereof inserting the text “EUR 1,983,000,000”, (B) Section 7 is hereby amended by deleting the text “(i) €750,000,000 5.375% Guaranteed Notes due 2016” and re-numbering the remaining items as “(i)”, “(ii)” and “(iii)”, respectively, (C) clause (iii) under the sub-heading entitled “Bridge Facility” in Exhibit A is hereby amended by deleting the text “EUR 2,802,000,000” and in lieu thereof inserting the text “EUR 1,983,000,000”, and (D) the row of the table relating to the €750,000,000 5.375% Guaranteed Notes due 2016 under the sub-heading entitled “Existing Purchaser Bonds Commitment Reduction Amount” is hereby deleted;

(iii)                               Section 1 is hereby amended by deleting the text “(including the Term Sheet and other attachments hereto, this “Commitment Letter”)” and in lieu thereof inserting the text “(including the Term Sheet and other attachments hereto, as amended, waiver, modified or supplemented from time to time, this “Commitment Letter”);

(iv)                              the third paragraph of Section 3 (Syndication) is hereby amended by deleting clause (iii) therein and in lieu thereof inserting the text “(iii) the refinancing or replacement of the Existing Credit Agreement (including any upsizing of such facility to cover working capital needs of the Company and its subsidiaries) with revolving credit facilities in an aggregate amount (including commitments, whether utilized or unutilized) not to exceed the sum of €850,000,000 and US$1,500,000,000 on or prior to November 4, 2014 pursuant to that Senior Facilities Agreement, dated November 4, 2014, between you, GTECH Corporation, the Original Guarantors (as defined therein), JP Morgan Limited and

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Mediobanca —Banca Di Credito Finanziario S.P.A., as Global Coordinators (as defined therein), Bookrunners and Mandated Lead Arrangers, the other Bookrunners and Mandated Lead Arrangers (as defined therein), the Mandated Lead Arrangers (as defined therein), the Arrangers (as defined therein), the Original Lenders (as defined therein), the Agent (as defined therein), the Issuing Agent (as defined therein), the Swingline Agent (as defined therein), and the Original US Dollar Swingline Lenders (as defined therein) (the “New Revolving Credit Facility”)”;

(v)                                 in respect of the sub-heading entitled “Borrowers” in Exhibit A, the following text is deleted “A newly formed private limited company organized under the laws of England and Wales” and, in lieu thereof, the following text is inserted “Georgia Worldwide PLC, a newly formed public limited company organized under the laws of England and Wales”;

(vi)                              in respect of the sub-heading entitled “Existing Purchaser Bonds Commitment Reduction Amount” in Exhibit A:

(A)       the first paragraph (but not, for the avoidance of doubt, the table immediately following such paragraph) is hereby deleted and, in lieu thereof, the following replacement paragraph is inserted:

“With respect to each amendment and/or consent contemplated by the Required Existing Purchaser Bond Process, to the extent such amendment and/or consent becomes effective in accordance with its terms, on the first business day following each such effectiveness date (each such date, from time to time, an “Existing Purchaser Bonds Amendment Commitment Reduction Calculation Date” and, collectively with each Existing Purchaser Bonds Additional Commitment Reduction Calculation Date (as defined below), each an “Existing Purchaser Bonds Commitment Reduction Calculation Date”), the Agent shall calculate the Existing Purchaser Bonds Amendment Commitment Reduction Amount (as hereinafter defined) with respect thereto.  On any applicable Existing Purchaser Bonds Amendment Commitment Reduction Calculation Date, the “Existing Purchaser Bonds Amendment Commitment Reduction Amount” (and, collectively, with the Existing Purchaser Bonds Additional Commitment Reduction Amount (as hereinafter defined), the “Existing Purchaser Bonds Commitment Reduction Amount”) shall be an amount equal to the Specified Purchaser Bonds Principal Amount (as set forth in the table below) of the applicable Existing Purchaser Bonds (i.e., the Existing Purchaser Bonds with respect to which the relevant amendment and/or consent effectiveness date has occurred)”; and

(B)       the following additional paragraph and table are inserted immediately following the existing table therein:

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“To the extent that any of the Existing Purchaser Bonds are purchased, redeemed, repurchased, or otherwise acquired by (or on behalf of) the Purchaser, upon the first business day following each such purchase, repurchase, redemption or acquisition (each such date, from time to time, an “Existing Purchaser Bonds Additional Commitment Reduction Calculation Date”), the Agent shall calculate the Existing Purchaser Bonds Additional Commitment Reduction Amount (as defined below) with respect thereto. On any applicable Existing Purchaser Bonds Additional Commitment Reduction Calculation Date contemplated in this paragraph, the “Existing Purchaser Bonds Additional Commitment Reduction Amount” shall be an amount equal to (x) the aggregate amount of the Existing Purchaser Bonds so purchased, repurchased, redeemed and/ or otherwise acquired, as the case may be, multiplied by (y) the Specified Purchaser Bonds Multiplier (as set forth in the table below) corresponding to such applicable Existing Purchaser Bonds (i.e., the Existing Purchaser Bonds with respect to which the relevant purchase, repurchase, redemption and/ or other acquisition, as the case may be, has occurred):

	Specified
Existing Purchaser Bonds	Multiplier	Purchaser	Bonds

€500,000,000 5.375%
Guaranteed Notes Due 2018	1.146

€500,000,000 3.500%
Guaranteed Notes due 2020	1.126

€750,000,000 Subordinated
Interest-Deferrable Capital
Securities due 2066	1.1293333334”

(vii)                           in respect of the sub-heading entitled “Existing Company Bonds Commitment Reduction Amount” in Exhibit A, the paragraph immediately following the table therein is hereby deleted and, in lieu thereof, the following replacement paragraph is inserted:

“In addition, with respect to each amendment and/or consent contemplated by the Required Existing Company Bond Process, to the extent such amendment and/or consent becomes effective in accordance with its terms, on the first business day following each such effectiveness date (each such date, also an “Existing Company Bonds Commitment Reduction Calculation Date” for purposes of this Commitment Letter), the Agent shall calculate the Existing Company Bonds Commitment Reduction Amount with respect thereto (as further specified in the immediately succeeding sentence).  On any applicable Existing Company Bonds Commitment Reduction Calculation Date

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contemplated in this paragraph, the “Existing Company Bonds Commitment Reduction Amount” with respect thereto shall be an amount equal to the Specified Company Bonds Principal Amount (as set forth in the table above) of the applicable Existing Company Bonds (i.e., the Existing Company Bonds with respect to which the relevant amendment and/or consent effectiveness date has occurred).”; and

(viii)                        paragraph 2 of Exhibit B is hereby amended by inserting the text “(or New Revolving Credit Facility)” immediately after the text “(d) the Existing Credit Agreement”.

Acknowledgment - US$500,000,000 7.500% Notes due 2019

You and the UK Borrower acknowledge and agreed that, with respect to the US$500,000,000 7.500% Notes due 2019, on the first business day occurring after October 20, 2014, in accordance with the Commitment Letter, the Existing Company Bonds Delayed Draw Sub-Facility was permanently reduced by $505,000,000.

Additional Agreement

The parties hereto hereby agree that the UK Borrower shall be a joint and several obligor with you for the purposes of all fee and expense obligations provided for in the Letters (and also in any other related fee letters), and each of you and the UK Borrower hereby waives any and all suretyship defenses available to you or it arising out of the joint and several nature of your and its duties and obligations under the Letters (and also in any other related fee letters).

General

THIS FIRST AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The confidentiality, submission to jurisdiction, indemnification, assignment, amendment, service of process, notice and waiver of jury trial provisions of the Commitment Letter shall apply to this First Amendment mutatis mutandis. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument and shall bind and inure to the benefit of the parties and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof

If the foregoing correctly sets forth our agreement with you and the UK Borrower, please indicate your and the UK Borrower’s acceptance of the terms of this First Amendment by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on November 21, 2014.  This First Amendment will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.  This First Amendment will become an effective and binding agreement only after it has been

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duly executed and delivered by us and also by you and the UK Borrower in accordance with the first sentence of this paragraph.

[Remainder of this page intentionally left blank]

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Very truly yours,

CREDIT SUISSE SECURITIES (USA)
LLC

By:	/s/ SoVonna Day-Goins
Name: SoVonna Day-Goins
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Samuel Miller
Name: Samuel Miller
Title: Authorized Signatory

[Signature Page]

BARCLAYS BANK PLC

By:	/s/ Vanessa Roberts
Name: Vanessa Roberts
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Vanessa Roberts
Name: Vanessa Roberts
Title: Managing Director

[Signature Page]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Camilo Mori
Name: Camilo Mori
Title: Managing Director

CITIBANK N.A., LONDON BRANCH

By:	/s/ Camilo Mori
Name: Camilo Mori
Title: Managing Director

[Signature Page]

Accepted and agreed to
as of the date first above written:

GTECH S.p.A.

By:	/s/ Claudio Demolli
Name: Claudio Demolli
Title: Attorney-in-Fact

GEORGIA WORLDWIDE PLC

By:	/s/ Declan Harkin
Name: Declan Harkin
Title: Director

[Signature Page]